FORM 18-K/A
      For Foreign Governments and Political Subdivisions Thereof
                 SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            AMENDMENT NO. 3 to

                              ANNUAL REPORT

                                  of

                         PROVINCE OF SASKATCHEWAN
                                CANADA
                          (Name of Registrant)

            Date of end of last fiscal year: March 31, 2002

                          SECURITIES REGISTERED*
                       (As of close of fiscal year)

===============================================================================


                            Amounts as to                     Names of
    Title of issue       which registration                 exchanges on
                            is effective                  which registered

===============================================================================
* The Registrant is filing this amendment to its annual report on a voluntary basis.

          Names and addresses of persons authorized to receive notices and communications from the Securities and Exchange Commission

                             PAMELA WALLIN
                        Canadian Consul General
                          Canadian Consulate
                     1251 Avenue of the Americas
                        New York, N.Y. 10020
                                 or
                           BRIAN MURCHISON
                          Canadian Consulate
                     1251 Avenue of the Americas
                          New York, N.Y. 10020
                             Copies to:
     John W. White                                        Ron Styles
      Cravath, Swaine & Moore                      Deputy Minister of Finance
       Worldwide Plaza                                Department of Finance
      825 Eighth Avenue                             Province of Saskatchewan
     New York, N.Y. 10019                              2350 Albert Street
                                                      Regina, Saskatchewan,
                                                          Canada S4P 4A6

  This amendment to the annual report of the Province of Saskatchewan on Form 18-K/A for the year ended March 31, 2002 comprises:

(a)      Pages numbered 1 to 4 consecutively.

(b)      The following exhibits:

Exhibit (m):      Crown Investments Corporation of Saskatchewan Financial
                  Statements

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its annual report to be signed on its behalf by the undersigned, thereunto duly authorized, at Regina, Saskatchewan on the 4th day of June, 2003.

                                 PROVINCE OF SASKATCHEWAN




                                 By     /s/ Rae Haverstock
                                 Name:  Rae Haverstock
                                 Title: Executive Director
                                        Capital Markets Branch
                                        Treasury and Debt Management Division
                                        Department of Finance

                                              EXHIBIT INDEX




EXHIBIT (m): Crown Investments Corporation of Saskatchewan Financial Statements

CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN CONSOLIDATED FINANCIAL STATEMENTS

Responsibility for Financial Statements

The accompanying Consolidated Financial Statements have been prepared by management of Crown Investments Corporation of Saskatchewan. They have been prepared in accordance with generally accepted accounting principles in Canada, consistently applied, using management's best estimates and judgements where appropriate. Management is responsible for the reliability and integrity of the Consolidated Financial Statements and other information contained in this Annual Report.

The Corporation's Board of Directors is responsible for overseeing the business affairs of the Corporation and also has the responsibility for approving the financial statements. The Board of Directors is responsible for reviewing the annual financial statements and meeting with management, the Corporation's external auditors KPMG, and the Provincial Auditor of Saskatchewan on matters relating to the financial process.

Management maintains a system of internal controls to ensure the integrity of information that forms the basis of the financial statements. The internal controls provide reasonable assurance that transactions are executed in accordance with proper authorization, that assets are properly guarded against unauthorized use and that reliable records are maintained. The Provincial Auditor of Saskatchewan has reported to the Legislative Assembly that these controls are adequately functioning.

KPMG has audited the Consolidated Financial Statements. Their report to the Members of the Legislative Assembly, stating the scope of their examination and opinion on the Consolidated Financial Statements, appears opposite.



/s/ Frank Hart                                    /s/ Sheldon Schwartz

Frank Hart                                        Sheldon Schwartz, CFA
President and CEO                                 Chief Financial Officer

March 12, 2003


AUDITORS'
REPORT

To the Members of the Legislative Assembly of Saskatchewan

We have audited the consolidated statement of financial position of Crown Investments Corporation of Saskatchewan as at December 31, 2002 and the consolidated statements of operations and reinvested earnings and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 2002 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.




/s/ KPMG LLP
KPMG LLP
Chartered Accountants
Regina, Saskatchewan

March 12, 2003


                      CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                       CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                                      As at December 31
                                    (thousands of dollars)
______________________________________________________________________________

                                                  2002                  2001
______________________________________________________________________________
ASSETS

Current
  Cash ......................................   $ 24,598                 $ 627
  Short-term investments ....................    498,633               657,289
  Accounts receivable .......................    525,442               526,473
  Inventories ...............................    151,323               153,423
  Prepaid expenses ..........................    111,012               126,257
______________________________________________________________________________

                                               1,311,008             1,464,069

Long-term investments (Note 3)                   951,916             1,102,408
Capital assets (Note 4)                        5,420,690             5,296,224
Other assets (Note 5)                            396,381               297,545
______________________________________________________________________________

                                             $ 8,079,995           $ 8,160,246
______________________________________________________________________________
LIABILITIES AND PROVINCE'S EQUITY

Current
  Bank indebtedness                             $ 16,209              $ 27,223
  Accounts payable and accrued liabilities       567,291               573,029
  Notes payable (Note 6)                         240,825               274,887
  Dividend payable to General Revenue Fund       300,000               200,000
  Deferred revenue                               158,593               141,405
  Long-term debt due within one year (Note 7)    202,962                42,013
______________________________________________________________________________
                                               1,485,880             1,258,557

Long-term debt (Note 7)                        3,071,073             3,304,950
Deferred revenue and other liabilities (Note 8)  621,028               574,404
______________________________________________________________________________

                                               5,177,981             5,137,911
______________________________________________________________________________
Province of Saskatchewan's Equity

  Equity advances (Note 9)                     1,181,152             1,362,452
  Contributed surplus                              3,651                 4,619
  Reinvested earnings                          1,717,211             1,655,264
______________________________________________________________________________
                                               2,902,014             3,022,335
______________________________________________________________________________
                                             $ 8,079,995           $ 8,160,246
______________________________________________________________________________
Commitments and contingencies (Note 10)
(See accompanying notes)


On behalf of the Board:



Director                                             Director

                       CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                           CONSOLIDATED STATEMENT OF OPERATIONS
                                AND REINVESTED EARNINGS
                             For the Year Ended December 31
                                (thousands of dollars)

______________________________________________________________________________
                                               2002                 2001
______________________________________________________________________________
REVENUE

Sales of products and services             $ 3,396,206           $ 3,324,329
Investment (Note 3(g))                          52,390                53,277
Other                                           41,281                37,819
______________________________________________________________________________
                                             3,489,877             3,415,425
______________________________________________________________________________
EXPENSES

Operating costs other than those
  listed below                               2,488,533             2,386,676
Interest (Note 11)                             270,234               316,622
Amortization of capital assets                 405,337               400,790
Saskatchewan taxes and
  resource payments (Note 12)                  106,170               103,520
______________________________________________________________________________
                                             3,270,274             3,207,608
______________________________________________________________________________
Earnings before the following                  219,603               207,817

Future income tax expense (Note 13)             (6,474)                    -
Non-recurring items (Note 14)                   70,987               (75,664)
______________________________________________________________________________
NET EARNINGS                                   284,116               132,153

REINVESTED EARNINGS, BEGINNING OF YEAR       1,655,264             1,723,111

FUTURE INCOME TAX ASSET (NOTE 13)               77,831                     -
______________________________________________________________________________
                                             2,017,211             1,855,264

DIVIDEND TO GENERAL REVENUE FUND              (300,000)             (200,000)
______________________________________________________________________________
REINVESTED EARNINGS, END OF YEAR           $ 1,717,211           $ 1,655,264
______________________________________________________________________________
(See accompanying notes)


                   CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                        CONSOLIDATED STATEMENT OF CASH FLOWS
                           For the Year Ended December 31
                                (thousands of dollars)

______________________________________________________________________________
                                              2002                   2001
______________________________________________________________________________
OPERATING ACTIVITIES

Net earnings                               $ 284,116              $ 132,153
Items not affecting cash from
  operations (Note 15)                       298,272                313,139
______________________________________________________________________________
                                             582,388                445,292

Net change in non-cash working capital
  balances related to operations             187,992               (371,471)

Cash provided by operating activities        770,380                 73,821
______________________________________________________________________________

INVESTING ACTIVITIES

Purchase of investments                     (467,697)              (460,054)
Proceeds from sales and collections
  of investments                             671,070                510,894
Purchase of capital assets                  (528,460)              (541,110)
Proceeds from sale of capital assets           8,411                    421
Increase in other assets                      (5,645)               (50,503)
______________________________________________________________________________

Cash used in investing activities           (322,321)              (540,352)
______________________________________________________________________________

FINANCING ACTIVITIES

(Decrease) increase in notes payable         (34,062)               162,129
Increase in deferred revenue
  and other liabilities                       42,185                 51,924
Long-term debt proceeds from
  General Revenue Fund                         4,500                470,000
Long-term debt proceeds from other lenders    13,295                172,072
Long-term debt repayments to
  General Revenue Fund                       (19,888)              (327,742)
Long-term debt repayments to other lenders   (37,804)               (41,604)
Equity repaid to General Revenue Fund       (181,300)                     -
Dividends paid to General Revenue Fund      (200,000)                     -
______________________________________________________________________________

Cash (used in) provided by
  financing activities                      (413,074)               486,779
______________________________________________________________________________

NET INCREASE IN CASH DURING YEAR              34,985                 20,248

CASH POSITION, BEGINNING OF YEAR             (26,596)               (46,844)
______________________________________________________________________________

CASH POSITION, END OF YEAR                   $ 8,389              $ (26,596)
______________________________________________________________________________

Cash position consists of:
     Cash                                   $ 24,598                  $ 627
     Bank indebtedness                       (16,209)               (27,223)
______________________________________________________________________________

                                             $ 8,389              $ (26,596)
______________________________________________________________________________


(See accompanying notes)

                      CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    December 31, 2002

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. The preparation of periodic financial statements involves the use of estimates because the precise determination of financial data frequently depends on future events. These consolidated financial statements have been prepared by management within reasonable limits of materiality using the accounting policies summarized below:
   a) Consolidation principles and basis of presentation

      Certain Saskatchewan provincial Crown corporations are designated as subsidiary Crown corporations of Crown Investments Corporation of Saskatchewan (CIC) under The Crown Corporations Act, 1993 (the Act). In addition, certain Saskatchewan provincial Crown corporations created under the Act are CIC Crown corporations. The Act assigns specific financial and other responsibilities regarding these corporations to CIC.

      In addition to the Crown corporations listed below, the consolidated accounts of CIC Industrial Interests Inc. (CIC III), a wholly-owned share capital subsidiary of CIC, as well as the proportionate share of jointly controlled enterprises are consolidated in these financial statements.

      Separate audited financial statements for CIC have been prepared on a non-consolidated basis to show the financial position and results of operations of the corporate entity. In addition, separate audited financial statements for CIC III and for each of the undernoted Crown corporations are prepared and submitted annually to the Legislative Assembly.

      The following Crown corporations have been designated or created as subsidiary Crown corporations of CIC:

      Information Services Corporation of Saskatchewan
      Saskatchewan Power Corporation
      SaskEnergy Incorporated
      Saskatchewan Telecommunications
      Saskatchewan Telecommunications Holding Corporation
      Saskatchewan Development Fund Corporation
      Saskatchewan Government Growth Fund Management Corporation
      Saskatchewan Transportation Company
      Saskatchewan Government Insurance
      Saskatchewan Water Corporation
      Saskatchewan Opportunities Corporation

      Throughout these financial statements the phrase "the Corporation" is used to collectively describe the activities of the consolidated entity.

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2002

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   b) Joint ventures
      The Corporation's share of jointly controlled enterprises included in these financial statements are as follows:

      Centennial Foods Partnership                              35%
      NewGrade Energy Inc.                                      50%
      Meadow Lake Pulp Limited Partnership                      50%
      Canadian Power Consultants                                14%
      Cory Cogeneration Joint Venture                           50%
      Cory Cogeneration Funding Corporation                     50%
      Foragen Technologies Limited Partnership                  33%


   c) Inventories
      Inventories for resale are valued at the lower of average cost and net realizable value. Other supplies inventories are valued at the lower of cost and replacement cost.

   d) Investments
      Short-term investments are valued at cost which approximates their market value.

      Long-term investments in bonds, debentures and mortgages are recorded at amortized cost. Long-term investments in shares of private and public companies in which the Corporation does not exercise significant influence are recorded at cost and dividends from these shares are recorded as income when receivable. Other long-term investments are recorded at cost.

      Where the Corporation has investments in shares and exercises significant influence other than joint control, the investments are accounted for by the equity method and the Corporation's investment is adjusted for its share of the investee's net earnings or losses and reduced by dividends received.

      Where there has been a decline in the value of a long-term investment that is not considered temporary, the investment is written down to its fair value.

   e) Capital assets
      Capital assets are recorded at cost and include materials, services, direct labour and overhead costs which are readily identifiable with the construction activity or asset acquisition. Interest associated with major capital and development projects is capitalized during the construction period at a weighted average interest rate of long-term borrowings in the current year.

      The costs of maintenance, repairs, renewals or replacements which do not extend productive life are charged to operations as incurred. The costs of replacements and improvements which extend productive life are capitalized.

      When capital assets are disposed of or retired, the related costs and accumulated amortization are eliminated from the accounts. Any resulting gains or losses are reflected in net earnings for the year with the following exceptions. Natural gas utility operations apply this general policy only to complete asset units. Gains or losses on the disposal or retirement of incomplete asset units are included in accumulated amortization. Telecommunication operations include all gains or losses in accumulated amortization.

                   CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              December 31, 2002

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   f) Amortization of capital assets
      Amortization is recorded on machinery and equipment, buildings and improvements, as well as coal properties and rights, primarily on the straight-line basis over the estimated productive life of each asset.

   g) Other assets
      Natural gas in storage is recorded at the lower of cost or net realizable value. Gas removed from storage is accounted for on an average cost basis.

      Deferred financing charges applicable to the issue of long-term debt are amortized on a straight-line basis over the respective term of each obligation.

      Customer accounts acquired are capitalized and amortized on a straight-line basis over their useful life from the date of acquisition.

      Effective January 1, 2002, the Corporation adopted the new accounting recommendations for goodwill and intangible assets. The Corporation has assigned unamortized goodwill balances to reporting units and no longer records any goodwill amortization. The Corporation identifies goodwill impairment by comparing the fair value of its reporting units to their carrying amounts. Fair values of reporting units are calculated using industry specific valuation methods which include discounted cash flows, earnings multiples and market comparable approach. Goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that the assets may be impaired. Any goodwill impairment is presented as a charge against earnings in the year impairment is recognized.

   h) Income taxes
      The Corporation uses the asset and liability method of accounting for income taxes. Current income taxes are recognized as estimated income taxes payable for the current year. Future income tax assets and liabilities consist of temporary differences between tax and accounting bases of assets and liabilities as well as the benefit of losses available to be carried forward to future years for tax purposes that are likely to be realized. The effect on future tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the date of enactment or substantive enactment. A valuation allowance is recorded against any future income tax asset if it is more likely than not that the asset will not be realized.

   i) Deferred revenue due within one year
      Current deferred revenue primarily consists of insurance premiums. These premiums are taken into income over the life of the policy.

   j) Contributions in aid of construction
      Contributions in aid of construction relate to new service connections. These contributions are amortized over the estimated service life of the related asset.

                   CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2002

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   k) Future asset removal and site restoration costs
      Estimated future asset removal and site restoration costs, net of expected recoveries, are charged to income on a straight-line basis over the estimated remaining service life of the assets involved. This provision reflects the estimated cost of decommissioning generation, transmission, distribution and other facilities, as well as the related cost of environmental mitigation, and is included in deferred revenues and other liabilities.

   l) Provision for unpaid insurance claims
      The provision for unpaid claims represents an estimate of the total cost of claims to the year-end date. Included in the estimate are reported claims, claims incurred but not reported and an estimate of adjustment expenses to be incurred on these claims. The provision is calculated without discounting except for long-term disability claims. The estimates are necessarily subject to uncertainty and are selected from a range of possible outcomes. During the life of the claim, adjustments to the estimates are made as additional information becomes available. The change in outstanding losses plus paid losses is reported as claims incurred in the current period.

   m) Revenue recognition
      Revenue from utility and other services is recognized when the services are delivered to customers. The estimate of services rendered but not billed is included in accounts receivable. Revenues from long distance, wireless airtime and directory services are recognized based on usage or rate plans over the period the services are provided. Revenues from insurance premiums written are taken into income over the terms of the related policies. Revenues from sales of reconstituted and synthetic crude are recorded on the basis of regular meter readings. Revenue from sales of other products is recognized when goods are shipped and title has passed to the customer or based on the right to revenue pursuant to contracts with customers, tenants and clients.

      Interest earned on long-term investments is recognized on the accrual basis except where uncertainty exists as to ultimate collection. In cases where collectibility of interest is not reasonably assured, interest income is recorded when it is received, and accrued interest receivable is offset by deferred interest income.

   n) Foreign exchange translation
      Monetary assets and liabilities denominated in a foreign currency are translated at the rate of exchange in effect at year end. Revenues, expenses and non-monetary items are translated at rates prevailing at the transaction date. Exchange gains and losses are included in earnings in the current year.

      The financial statements of the Corporation's self-sustaining foreign operations are translated using the current rate method, under which all assets and liabilities are translated at the exchange rate prevailing at year end, and revenues and expenses at average exchange rates during the year.

                    CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2002

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   o) Financial instruments
      Financial instruments are used by the Corporation to hedge its exposure to market risks relating to commodity price for natural gas, foreign currency exchange rates and interest rates. Gains and losses on forward contracts and cross currency swaps used to manage foreign exchange rates are recognized on the same basis as the gains and losses on the hedged item. Gains or losses related to hedges of anticipated transactions are recognized in earnings or recorded as adjustments of carrying values when the hedged transaction occurs. Any premiums or discounts with respect to financial investment contracts are deferred and amortized to earnings over the contract period.

   p) Employee benefit plans
      The Corporation accrues its obligations under employee benefit plans and the related costs, net of plan assets. The Corporation has adopted the following policies:

      The cost of pensions and other retirement benefits earned by employees is actuarially determined using the projected benefit method prorated on service and management's best estimate of expected plan investment performance, salary escalation and retirement ages of employees.

      The excess of the net actuarial gain (loss) over 10 per cent of the greater of the benefit obligation and the market related value of the plan assets is amortized over the average remaining service life of active employees of the plan.

2. STATUS OF CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN

   Crown Investments Corporation of Saskatchewan was established by Order-in-Council 535/47 dated April 2, 1947, and is continued under the provisions of The Crown Corporations Act, 1993. The Corporation is an agent of Her Majesty in Right of the Province of Saskatchewan and as a Provincial Crown corporation is not subject to Federal and Provincial income taxes. Certain jointly controlled enterprises are not Provincial Crown corporations and are subject to Federal and Provincial income taxes.

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

3. LONG-TERM INVESTMENTS
   ___________________________________________________________________________
   (thousands of dollars)                 Voting
                                     Percentages         2002           2001
   ___________________________________________________________________________
   Equity Investments

   Saskferco Products Inc. (a)
     68,449,080 (2001 - 68,449,080)
     Class B common shares               49.0%       $ 116,055      $ 109,303

   ML OSB Limited Partnership (b)        25.0%          23,856            250

   Other share investments - equity basis               80,415         65,131
   ___________________________________________________________________________
                                                       220,326        174,684
   ___________________________________________________________________________

   Portfolio Investments

   Cameco Corporation (c)
     Nil (2001 - 5,423,123)
     common shares                          -                 -       114,898

   Austar United Communications Limited (d)
     9,550,574 (2001 - 9,550,574)
     common shares                        1.3%            3,452        43,846

   HARO Financial Corporation (e)
     68,000,000 (2001 - 68,000,000)
     Class B non-voting common shares                    68,000        68,000

   Other share investments - cost basis                 108,189       134,415
   ___________________________________________________________________________
                                                        179,641       361,159
   ___________________________________________________________________________

   Bonds, Debentures, Loans and other Advances

   HARO Financial Corporation (e)                       139,029       171,141
   Meadow Lake Pulp Loans (f)                            48,181        44,181
   Other bonds and debentures                           193,872       174,703
   Other loans and notes receivable                      37,741        52,997
   ___________________________________________________________________________
                                                        418,823       443,022
   ___________________________________________________________________________
   Property Holdings                                    129,210       119,499
   ___________________________________________________________________________
   Leases Receivable                                      3,916         4,044
   ___________________________________________________________________________
                                                      $ 951,916   $ 1,102,408
   ___________________________________________________________________________

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

3. LONG-TERM INVESTMENTS (CONTINUED)

   a) The Corporation owns all of the outstanding Class B common shares of Saskferco Products Inc. (Saskferco) representing a 49 per cent voting interest.

   b) The Corporation entered into a limited partnership, Meadow Lake OSB Limited Partnership (ML OSB) with Tolko Industries Ltd., Meadow Lake OSB Mill Corporation and Northwest Communities Wood Products Ltd. for the purpose of constructing and operating an oriented strand board facility in Saskatchewan. The Corporation has committed to invest up to $27.5 million in ML OSB representing a 25 per cent ownership interest. To December 31, 2002, the Corporation has invested $23.8 million.

   c) On February 19, 2002, the Corporation sold its remaining 5,423,123 voting shares of Cameco Corporation (Cameco) for $226.4 million resulting in a gain on sale of $111.4 million. The Corporation continues to hold one Class B share of Cameco which provides the Corporation with the ability to exercise special voting rights with respect to the location of Cameco's head office.

   d) At December 31, 2002 the Corporation owns 9,550,574 shares (2001 - 9,550,574) of Austar United Communications Limited (Austar). During the year the book value of Austar was written down by $40.4 million reflecting losses that are considered to be other than temporary.

   e) In 1992, the Corporation entered into a Term Loan agreement with HARO Financial Corporation (HARO). The Term Loan was for an initial five-year term with a maximum of four five-year renewal terms at the option of HARO. The Corporation agreed to renew this loan for a third five-year term in 2002. Annual interest rates on the Term Loan are fixed at the commencement of each five-year renewal term using the five-year Saskatchewan Bond rate plus 1 per cent. For the third five-year term, the interest rate on the loan is 5.50 per cent (2001 - 6.64 per cent) compounded annually.

      Security for the Term Loan is 100 per cent of HARO's assets, which as of December 31, 2002, consist primarily of HARO's 65.2 per cent interest in Crown Life Insurance Company (Crown Life) shares.

      Repayment of principal and interest is subject to available cash flow as defined in the loan agreement. HARO's main source of cash is distributions from Crown Life. Due to the uncertainty surrounding such cash flows, the Corporation has deferred recording interest income on the Term Loan until such time as cash is received from HARO. The Corporation's total interest deferred and owing at December 31, 2002, is $181.4 million (2001 - $167.2 million).

      All unpaid principal and interest is due on December 15, 2017. On that date, any amounts outstanding will convert to 100 per cent of HARO equity shares. The Corporation has a unilateral right, prior to December 15, 2017, to convert no less than 25 per cent of the loan to either HARO non-voting, HARO voting or Crown Life shares. Any conversion may be subject to regulatory approval by the Office of the Superintendent of Financial Institutions.

      Ownership of the 68,000,000 of HARO's Class B non-voting common shares entitles the Corporation to a maximum of 100 per cent of participation rights with respect to dividends and remaining property of HARO on its liquidation or dissolution. Subject to regulatory approval, the Corporation has a unilateral right to exchange at any time the Class B shares for voting shares or HARO's assets.

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

3. LONG-TERM INVESTMENTS (CONTINUED)

   f) The Corporation owns a 50 per cent joint venture interest in Meadow Lake Pulp Limited Partnership (MLPLP) located near Meadow Lake, Saskatchewan.

   The Corporation has provided the following loans:

   - Participating Debenture ($19.5 million) bears interest at 11.15 per cent (2001 - 11.15 per cent) calculated on October 31 each year.

   - Term Loan ($10.0 million) bears interest at prime plus 2 per cent, which is 6.5 per cent at December 31, 2002 (2001 - 6.0 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

   - Contingency Loan ($5.5 million) bears interest at prime plus 1 per cent, which is 5.5 per cent at December 31, 2002 (2001 - 5.0 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

   - Guarantee Advance ($4.0 million) bears interest at prime plus 1 per cent, which is 5.5 per cent at December 31, 2002 (2001 - 5.0 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

   - Cash Flow Loan ($5.2 million) bears interest at prime plus 1 per cent, which is 5.5 per cent at December 31, 2002 (2001 - 5.0 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

   - Guarantee Loan ($4.0 million) which bears interest at prime plus 1 per cent, or 5.5 per cent, at December 31, 2002. Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

   The Corporation records, as a separate loan (Interest Loan), the accrued interest receivable from the Participating Debenture. Interest on the Interest Loan, at 11.15 per cent, is calculated on October 31 of each year and is added to the principal balance outstanding on the loan. Interest income earned and forming part of the Interest Loan is recorded as deferred interest income due to the uncertainty of collection. The deferred interest income will be recorded as income when payments are received under the cash availability formula.

   Any repayments of the Participating Debenture, Contingency Loan, Guarantee Advance, Cash Flow Loan, Guarantee Loan and the Interest Loan are subject to available cash flows as defined in the loan agreements. Payments towards principal outstanding on the Term Loan are due in two equal instalments after the joint venture has fully repaid an external loan.

   If, by October 31, 2014, less than $159.0 million in aggregate has been paid on the Participating Debenture and Interest Loan, an amount equal to the difference between $159.0 million and the aggregate amount paid is due and payable. The remaining balance outstanding on the Interest Loan and Participating Debenture on October 31, 2014 shall bear interest at a rate equal to the short-term cost of borrowing for the Province of Saskatchewan, which is 2.74 per cent at December 31, 2002 (2001 - 1.98 per cent), until paid in full. The Contingency Loan and Term Loan also mature in 2014.

   On June 14, 2001 MLPLP refinanced its long-term debt. As part of the refinancing agreement, the Corporation guaranteed MLPLP's long-term debt payments to a maximum of $72.0 million (2001 - $80.0 million).

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

3. LONG-TERM INVESTMENTS (CONTINUED)

     The Corporation's loans to MLPLP are subject to measurement uncertainty since their value is dependent upon the present value of the cash flows provided by the operating of the pulp mill. Using management's best estimates based on assumptions that reflect the most probable set of economic circumstances, the Corporation believes its loans to MLPLP are properly valued as at December 31, 2002. However, given the wide fluctuations in world commodity prices for pulp, this estimate could change materially in the near term.

     Due to uncertainty of cash flows from the joint venture, the Corporation's Participating Debenture is shown net of provision for loan losses of $60.0 million (2001 - $60.0 million).

  g) Included in investment revenue are earnings (losses) from equity investments as follows:

  ___________________________________________________________________________
  (thousands of dollars)                            2002               2001
  ___________________________________________________________________________
  Saskferco                                      $ 6,751            $ 3,225
  Other                                           (9,465)           (11,368)
  ___________________________________________________________________________
                                                 $ (2,714)          $ (8,143)
  ___________________________________________________________________________

4. CAPITAL ASSETS
   ___________________________________________________________________________
   (thousands of dollars)                  2002                        2001
                                         Accumulated      Net           Net
                                Cost    Amortization   Book Value    Book Value
   ___________________________________________________________________________

   Machinery & equipment    $8,316,133    $4,011,713   $4,304,420   $4,163,918
   Buildings & improvements  1,128,186       483,356      644,830      628,511
   Plant under construction    349,441             -      349,441      385,288
   Land, coal properties &
     rights                    190,408        68,409      121,999      113,769
   Deferred development
     costs                           -             -            -        4,738
   ___________________________________________________________________________

                           $ 9,984,168   $ 4,563,478  $ 5,420,690  $ 5,296,224
   ___________________________________________________________________________

5. OTHER ASSETS
   ___________________________________________________________________________
   (thousands of dollars)                       2002                     2001
   ___________________________________________________________________________
   Natural gas in storage                    $ 133,958               $ 128,390
   Future income tax asset (Note 13)            75,271                       -
   Deferred pension costs                       65,393                  52,061
   Goodwill                                     33,591                  23,292
   Customer accounts acquired                   31,348                  21,472
   Cross currency swaps                         21,489                  22,944
   Other deferred charges                       35,331                  49,386
   ___________________________________________________________________________
                                             $ 396,381               $ 297,545
   ___________________________________________________________________________

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

6. NOTES PAYABLE

   Notes payable are due to the General Revenue Fund (GRF). These notes are due on demand and have an average interest rate of 2.74 per cent
   (2001 - 1.99 per cent).


7. LONG-TERM DEBT
   ____________________________________________________________________________
   (thousands of dollars)          2002                       2001
   ____________________________________________________________________________
                                                                        Average
                            Principal            Average     Principal Interest
                           Outstanding       Interest Rate  Outstanding    Rate
   ____________________________________________________________________________
   Years to Maturity
   A.General Revenue Fund  U.S.  Canadian
  Canadian Dollar Issues
     1 - 5 years                $ 873,153        10.28      $ 744,654     10.47
     6 - 10 years                 459,467         8.71        582,784      9.01
     11 - 15 years                  6,537         8.13          7,888      8.10
     16 - 20 years                313,971         7.75         58,971      6.36
     21 - 25 years                175,000         8.75        430,000      9.26
     26 - 30 years                420,000         5.97        420,000      5.97
   ____________________________________________________________________________
                                2,248,128                   2,244,297
   ____________________________________________________________________________
     United States Dollar
       Issues
     1 - 5 years     $ 50,000      78,980         6.63         79,630      6.63
     6 - 10 years     194,000     306,442         7.13        308,965      7.13
     11 - 15 years     75,000     118,470         7.38        119,445      7.38
     16 - 20 years    400,000     631,640         9.09        318,520      9.38
     21 - 25 years          -           -            -        318,520      8.50
   ____________________________________________________________________________

                   $ 719,000    1,135,532                   1,145,080
   ____________________________________________________________________________
                                3,383,660                   3,389,377

     Less:
      Sinking fund balance       (342,114)                   (299,848)
   ____________________________________________________________________________
     Total due to GRF           3,041,546                   3,089,529
   ____________________________________________________________________________

   B.Other long-term debt
     Canadian Dollar Issues
     (due 2003 to 2013)           173,192      Various        182,973   Various

     United States Dollar Issues
     (due 2003 to 2007) $37,865    59,297        10.05         74,461     10.00
   ____________________________________________________________________________
     Total other long-term debt   232,489                     257,434
   ____________________________________________________________________________
                                3,274,035                   3,346,963

     Less:
       Due within one year       (202,962)                    (42,013)
   ____________________________________________________________________________
     TOTAL LONG-TERM DEBT     $ 3,071,073                 $ 3,304,950
   ____________________________________________________________________________


                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

7. LONG-TERM DEBT (CONTINUED)

   There is a requirement attached to certain interest-bearing issues from the GRF to make annual payments into sinking funds in amounts representing 1 per cent to 3 per cent of the original issue. The cumulative annual payments plus interest earned are used for the retirement of debt issues, upon maturity, with the GRF on a net basis. Sinking funds are valued at amortized cost. When there has been a decline in the value of the investment of the sinking fund that is not considered temporary, the investment is written down to its fair value.

   Principal repayments (including sinking funds) due in each of the next five years are as follows (thousands of dollars):

   2003                              $ 201,273
   2004                                157,970
   2005                                222,869
   2006                                245,870
   2007                                169,430

   Long-term debt payable in United States dollars has been translated into Canadian dollars at a year-end exchange rate of 1.574 (2001 - 1.590).

8. DEFERRED REVENUE AND OTHER LIABILITIES

   ____________________________________________________________________________
   (thousands of dollars)                     2002                     2001
   ____________________________________________________________________________
   Site restoration                         $ 251,136               $ 239,682
   Provision for unpaid insurance claims      206,155                 172,924
   Contributions in aid of construction       104,087                  97,190
   Other liabilities                           56,337                  59,611
   Deferred income                              3,313                   4,997
   ____________________________________________________________________________
                                            $ 621,028               $ 574,404
   ____________________________________________________________________________


   The establishment of site restoration costs and provision for unpaid claims is based on known facts and interpretation of circumstances that are influenced by a variety of factors. As a result the recorded amount of these liabilities could change by a material amount in the near term.

9. EQUITY ADVANCES

   The Corporation does not have share capital. However, the Corporation has received advances from the GRF to form its equity capitalization. The advances are an equity investment in the Corporation by the GRF. During the year the Corporation repaid $181.3 million in equity advances to the GRF.

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

10. COMMITMENTS AND CONTINGENCIES

    The following significant commitments and contingencies exist at December 31, 2002:

    a) The Corporation has forward purchase commitments of $1,964.0 million (2001 - $1,777.0 million) for coal contracted for future minimum deliveries valued at current prices. Included in the forward coal commitments are two promissory notes due in 2003 and 2004 arising from the sale of two draglines and payments on certain leased mining equipment which was assumed by the purchaser of a mining operation which end 2014.

    b) The Corporation has committed to provide $19.5 million (2001 - $52.9 million) in loans and equity for investment in Saskatchewan business.

    c) The Corporation has entered into power purchase agreements expected to cost $4.7 billion until 2028 and provide approximately 449 megawatts of electrical power annually.

    d) The Corporation has indemnified the Government of Canada for its guarantee of NewGrade Energy Inc.'s (NewGrade) long-term debt, to a maximum of $275.0 million. The fair value of the Corporation's guarantee is $51.8 million (2001 - $64.9 million).

    e) The Corporation has guaranteed the exchange risk that exists upon default of NewGrade's U.S. denominated debt to the extent that the default amount would exceed the $360.0 million guaranteed by the GRF. At December 31, 2002, the GRF's exposure under the guarantee does not exceed $360.0 million. The Corporation does not expect any exposure under this guarantee.

    f) On June 14, 2001 Meadow Lake Pulp Limited Partnership (MLPLP) refinanced its long-term debt. As part of the refinancing agreement, the Corporation guaranteed MLPLP's long-term debt payments to a maximum of $80.0 million. During the year the Corporation has paid $8.0 million on this guarantee, leaving a remaining guarantee of $72.0 million at December 31, 2002.

    g) The Corporation has guaranteed Meadow Lake OSB Limited Partnership's (ML OSB) long-term debt facilities to a maximum of $27.5 million. At December 31, 2002, ML OSB had not drawn on their long-term debt facilities.

    h) The Corporation has issued letters of credit in the amount of $16.0 million.

    i) The Corporation has entered into forward sales agreements to deliver
       12.9 petajoules of natural gas during 2003 and 2004 for a total of $44.3 million. The Corporation has entered into natural gas price swaps with counterparties, to fix the selling price for 11.8 petajoules of the 12.9 petajoules committed for sale during 2003 and 2004.

    j) The Corporation has guaranteed $17.0 million (2001 - $8.0 million) of energy savings to various customers through the Corporation's energy performance contracts. These guarantees are offset by third party guarantees to the Corporation that ensure the energy savings are realized.

    k) The Corporation has granted a $5.0 million U.S. dollar guarantee related to certain obligations established under the Gas Sur S.A. shareholders' agreement.

    l) The Corporation is the defendant to several unresolved statements of claim, and has provided for these claims in its accounts in accordance with the advice received from legal counsel. The Corporation intends to account for any differences which may arise, between amounts provided and amounts expended, in the period in which the claims are resolved.

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

11. INTEREST EXPENSE

    ___________________________________________________________________________
    (thousands of dollars)                     2002                     2001
    ___________________________________________________________________________
    Interest on long-term debt              $ 286,513                $ 286,314
    Foreign exchange (gains) losses            (4,540)                  57,235
    Amortization of deferred financing costs    1,345                    4,339
    ___________________________________________________________________________
                                              283,318                  347,888
    ___________________________________________________________________________
    Less:

      Sinking fund earnings                   (23,143)                 (25,909)
      Interest capitalized                     (5,358)                 (14,981)
      Gain on redemption of sinking funds           -                   (2,831)
    ___________________________________________________________________________
                                              (28,501)                 (43,721)
    ___________________________________________________________________________
    Long-term debt interest expense           254,817                  304,167
    Short-term debt interest expense           15,417                   12,455
    ___________________________________________________________________________
                                            $ 270,234                $ 316,622
    ___________________________________________________________________________

    Interest paid during the year, on a cash basis, was $303.3 million (2001 - $296.6 million).


12. SASKATCHEWAN TAXES AND RESOURCE PAYMENTS

    ___________________________________________________________________________
    (thousands of dollars)                     2002                     2001
    ___________________________________________________________________________
    Grants in lieu of taxes to
      municipalities                         $ 42,137                 $ 42,475
    Saskatchewan capital tax                   37,854                   33,804
    Other                                      14,577                   13,609
    Insurance premium tax                       9,676                    8,932
    Oil, gas and coal royalties                 1,926                    4,700
    ___________________________________________________________________________
                                            $ 106,170                $ 103,520
    ___________________________________________________________________________


    Saskatchewan taxes and resource payments as stated above do not include Saskatchewan Education and Health Tax payments. Saskatchewan Education and Health Taxes are recorded as part of the cost of all of the Corporation's taxable purchases.

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

13. INCOME TAXES

    During the current year the Corporation adopted the asset and liability method of accounting for income taxes. As a result a future tax asset of $77.8 million was recognized on January 1, 2002 offset by an increase to reinvested earnings.

    Income tax expense differs from the amount that would be computed by applying the federal and provincial statutory income tax rates to income before income taxes. The main reasons for the differences are as follows (thousands of dollars):

    Net loss before income taxes from taxable
      subsidiaries and joint ventures                               $ (11,025)
    ___________________________________________________________________________
    Combined federal and provincial tax rate                             37.0%
    Computed tax expense based on the combined rate                  $ (4,079)
    Increase (decrease) resulting from:
      Investment earnings not subject to taxation                      (1,119)
      Adjustment to future tax assets for enacted
        changes in tax laws and rates                                   1,301
    Difference in tax rates between subsidiaries and parent               568
    Valuation allowance                                                11,268
    Effect of temporary difference related to capital assets           (3,749)
    Other                                                               2,284
    ___________________________________________________________________________
    Total income tax expense                                          $ 6,474
    ___________________________________________________________________________

    The tax effects of temporary differences that give rise to significant portions of the future tax asset at December 31, 2002 are presented below (thousands of dollars):

    Future tax asset:
      Non-capital loss carryforwards                              $ 33,931
      Capital assets - differences in net book value and
         undepreciated capital cost                                 73,236
      Other                                                          1,273
    ___________________________________________________________________________
                                                                   108,440

    Less valuation allowance                                       (33,169)
    ___________________________________________________________________________
    Net future tax asset                                          $ 75,271
    ___________________________________________________________________________

14. NON-RECURRING ITEMS

    Non-recurring items include the following:
    ___________________________________________________________________________
   (thousands of dollars)                            2002                2001
    ___________________________________________________________________________
    Gain (loss) on:
       Sale of Cameco Corporation shares (a)    $ 111,403                 $ -
       Provision for Austar United
          Communications Limited (b)              (40,394)                  -
       Gas cost variance account (c)                    -             (61,340)
       Provision for potato asset impairment (d)        -             (14,300)
    Public policy expenditure                         (22)                (24)
    ___________________________________________________________________________
                                                 $ 70,987           $ (75,664)
    ___________________________________________________________________________

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

14. NON-RECURRING ITEMS (CONTINUED)

    a) On February 19, 2002, the Corporation sold its remaining shares of Cameco for proceeds of $226.4 million resulting in a gain on sale of $111.4 million.

    b) During the year the book value of Austar was written down by $40.4 million to reflect a loss in value of Austar that is considered to be other than temporary.

    c) The Corporation sells natural gas based on the principle that it neither profits or incurs a loss on sale. In accordance with this principle the Corporation established a Gas Cost Variance Account (GCVA) to accumulate differences between commodity sales revenue and natural gas commodity costs. Effective May 31, 2001, the Government of Saskatchewan directed the Corporation to absorb the accumulated balance in the GCVA. The Corporation, at this time, discontinued the use of the GCVA and charged the balance of the account through net earnings.

    d) Due to recurring operating losses and reduced economic prospects for the potato industry, the Corporation assessed the recoverability of the storage sheds and certain equipment. The Corporation has written down the net book value of these assets based on the projected future net cash flows from the use of these assets and the estimated sales prices that could be realized on any sale. Accordingly, in 2001 the Corporation recorded a provision for asset impairment of $14.3 million of which $13.5 million related to storage sheds and $0.8 million related to certain equipment.


15. ITEMS NOT AFFECTING CASH FROM OPERATIONS

    ___________________________________________________________________________
    (thousands of dollars)                      2002                   2001
    ___________________________________________________________________________

    Amortization of capital assets          $ 405,337              $ 400,790
    Sinking fund earnings                     (23,143)               (25,909)
    Non-recurring items                       (70,987)                75,664
    Other non-cash items                      (12,935)              (137,406)
    ___________________________________________________________________________
                                            $ 298,272              $ 313,139
    ___________________________________________________________________________

16. FINANCIAL RISK MANAGEMENT

    By virtue of its business operations, the Corporation is exposed to changes in the United States/Canadian dollar exchange rate, the price of natural gas and interest rates. The Corporation utilizes a number of financial instruments to manage these exposures. The Corporation mitigates risk associated with these financial instruments through Board approved policies; limits on use and amount of exposure; internal monitoring; and compliance reporting to senior management and the Board.

    a) Commodity price risk management
       The Corporation is exposed to gas price risk through gas purchased for its gas-fired power plants, for certain power purchase agreements and gas purchased for resale to its customers. As at December 31, 2002, the Corporation had entered into a series of natural gas contracts to manage the price of natural gas.

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

16. FINANCIAL RISK MANAGEMENT (CONTINUED)

    The fair value of the Corporation's financial instruments that pertain to natural gas price hedges is listed below:

    ___________________________________________________________________________
    (millions of dollars)                 2002                      2001
    ___________________________________________________________________________
                                  Carrying      Fair       Carrying       Fair
                                   Amount      Value        Amount       Value
    ___________________________________________________________________________
    Natural gas price hedges
      owed to (by) the Corporation:
      - swaps                        $ -      $ (12.5)       $ 0.4     $ (35.7)
      - options                        -            -         36.5       (44.7)
      - futures                        -          6.0            -       (15.0)

      The fair values of the above instruments were based on the following:
      i) Natural gas price swaps - The relevant index price in effect on December 31, 2002.
      ii) Natural gas price options - The relevant index price in effect on December 31, 2002.
      iii)Natural gas futures contracts - The relevant index price in effect on December 31, 2002.

    b) Foreign currency and interest risk management
       The Corporation has an exposure to the United States/Canadian dollar exchange rate primarily through the long-term United States denominated debt that has been incurred by the Corporation. This risk includes exposure to fluctuations in both the principal and coupon payments associated with the United States denominated debt. The Corporation utilizes cross-currency swaps and coupon swaps to offer protection from fluctuations on a portion of this debt that is due in 2003 and 2008.

       The following summarizes instruments held at each year end:

    ___________________________________________________________________________
    (millions of dollars)               2002                    2001
    ___________________________________________________________________________
                                                  Repricing/
                             Carrying    Fair      Maturity    Carrying   Fair
                             Amount     Value          Date      Amount  Value
    ___________________________________________________________________________

    Owed to (by) the Corporation:
    Coupon swaps             $     -  $     -          2003     $    -  $  3.4
    Cross currency swaps        21.0     29.0     2003-2008       23.0    27.8
    Interest rate hedges           -     (0.1)                       -    (0.2)
    Foreign exchange contracts     -        -          2003       (0.2)   (2.0)

       i) Coupon swaps, cross currency swaps, interest rate hedges, and foreign exchange contracts are valued at December 31, 2002 market rates.

    c) Fair value of financial assets and liabilities

       The fair value of the Corporation's financial assets and liabilities is as follows:

    ___________________________________________________________________________
    (millions of dollars)                 2002                      2001
    ___________________________________________________________________________
                                  Carrying      Fair       Carrying       Fair
                                   Amount      Value        Amount       Value
    ___________________________________________________________________________

    Long-term investments (d)     $ 325.1    $ 317.5       $ 500.2     $ 558.3
    Sinking fund equity             342.1      348.3         299.8       303.7
    Long-term debt                3,274.0    3,932.5       3,347.0     3,800.6

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

16. FINANCIAL RISK MANAGEMENT (CONTINUED)

       The fair values of the above instruments were based on the following:

       i) Long-term investments

          Share investments - The fair value of publicly traded share investments is based on their final traded price per share on December 31, 2002, less estimated selling costs.

          Bonds, debentures, loans and notes receivable - The fair value of bonds, debentures, loans and notes receivable is determined by discounting scheduled cash flows through estimated maturity, using estimated discount rates that reflect the credit and interest rate risk inherent in the loan less disposition costs.

      ii) Sinking fund equity

          The fair value of the investments held in the sinking fund is based on their December 31, 2002, quoted market value.

     iii) Long-term debt

          The fair value of long-term debt is determined by the present value of future cash flows discounted at the market rate of interest for the equivalent Province of Saskatchewan debt instruments.

    d) The Corporation has not attempted to determine the fair value of its investments in its equity holdings ($220.3 million), non-publicly traded common shares ($18.2 million), property holdings ($129.2 million), leases receivable ($3.9 million), or certain loans ($48.1 million) due to the costs associated with this type of valuation.

       Excluded from the amounts above are $207.0 million of assets held with HARO, and secured by HARO's 65.2 per cent interest in Crown Life. It is not practicable to determine the fair value of the Corporation's investment in HARO with any sufficient reliability.

    e) Credit risk

       Credit risk is the risk that one party to a transaction will fail to discharge an obligation and cause the other party to incur a financial loss. Concentration of credit risk relates to groups of customers or counterparties that have similar economic or industry characteristics that cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

       Credit risk relates to customer accounts receivable and unbilled revenue, short-term investments, and counterparties to financial hedges and commodity transactions. Customer accounts receivable and unbilled revenue is diversified among many residential, farm and commercial customers primarily throughout Saskatchewan. In addition, the Corporation maintains credit policies and limits in respect to short-term investments and counterparties to financial and commodity transactions.

    f) Interest rate risk

       The Corporation may be exposed to interest rate risk on the maturity of its long-term debt. However, in the current low interest rate environment, these risks are considered low. As a result, the Corporation had no financial contracts in place to offset interest rate risk as of December 31, 2002.

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

16. FINANCIAL RISK MANAGEMENT (CONTINUED)

    g) Fair value of short-term financial instruments

       For certain of the Corporation's financial instruments including:

       i) cash;
      ii) short-term investments;
     iii) accounts receivable;
      iv) bank indebtedness;
       v) accounts payable and accrued liabilities;
      vi) notes payable; and,
     vii) dividend payable to General Revenue Fund,

       the carrying amounts approximate fair value due to their immediate or short-term maturity.

17. LEASES

    Future minimum lease payments for operating leases entered into by the Corporation, as lessee, are as follows (thousands of dollars):

    2003                                      $   41,591
    2004                                          36,480
    2005                                          28,965
    2006                                          23,992
    2007                                          22,455
    Thereafter                                     4,652
    ___________________________________________________________________________
                                               $ 158,135
    ___________________________________________________________________________


18. RELATED PARTY TRANSACTIONS

    Included in these consolidated financial statements are transactions with various Saskatchewan Crown corporations, departments, agencies, boards and commissions related to the Corporation by virtue of common control by the Government of Saskatchewan and non-Crown corporations and enterprises subject to joint control and significant influence by the Government of Saskatchewan (collectively referred to as "related parties").

    Routine operating transactions with related parties are settled at prevailing market prices under normal trade terms. These transactions and amounts outstanding at year end are as follows:

    ___________________________________________________________________________
    (millions of dollars)                        2002                     2001
    ___________________________________________________________________________

    Accounts receivable                       $  13.9                  $  13.0
    Accounts payable and accrued liabilities     13.3                     15.2
    Sales of products and services              116.8                    103.6
    Operating costs                             163.5                    152.0
    Costs capitalized                             4.9                      5.2

    During 2002, the Corporation received $17.7 million (2001 - $12.9 million) in grants from the GRF.

    Other transactions and amounts due to and from related parties and the terms of settlement are described separately in these consolidated financial statements and the notes thereto.

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

19. JOINT VENTURES

    The Corporation has joint control over the operating, investing and financing policies of Meadow Lake Pulp Mill Limited Partnership, Centennial Foods Partnership, Foragen Technologies Limited Partnership, Canadian Power Consultants, Cory Cogeneration Joint Venture, Cory Cogeneration Fund Corporation and NewGrade Energy Inc. The Corporation's pro-rata share of its interest in these joint ventures is as follows:

    ___________________________________________________________________________
    (thousands of dollars)                             2002               2001
    ___________________________________________________________________________
    Current assets                                $ 135,098          $ 105,631
    Long-term assets                                363,560            178,508
    Current liabilities                              90,554             79,462
    Long-term liabilities                           199,679            122,174
    Equity                                          208,425             82,503
    Revenue                                         522,652            556,072
    Expenses                                        523,905            526,996
    Net (loss) income                                (1,253)            29,076
    Cash provided by operating activities            56,902             79,348
    Cash provided by (used in) financing activities  17,754             (4,924)
    Cash used in investing activities               (61,367)           (44,483)


20. EMPLOYEE FUTURE BENEFITS

    The Corporation has three defined benefit pension plans for certain of its employees that have been closed to new membership since 1980. Current service costs of this plan are charged to earnings on the basis of actuarial valuations.

    The actuarial valuations include a provision for uncommitted and ad hoc benefit increases, and are measured using managements' best estimates based on assumptions that reflect the most probable set of economic circumstances and planned courses of action. The estimate, therefore, involves risks that the actual amount may differ materially from the estimate. Results from the latest valuations projected to December 31, 2002, and the major assumptions used in the valuation, are as follows:

    Economic assumptions:

    ___________________________________________________________________________
                                                      2002
    ___________________________________________________________________________
                                    SaskTel            SGI           SaskPower
    ___________________________________________________________________________

    Discount rate - end of period     6.20%           6.20%              6.75%
    Expected return on plan assets    7.25%           6.75%              7.60%
    Inflation rate                    2.20%           3.00%              3.00%
    Expected salary increase          2.20%           4.00%              4.00%
    Post-retirement index       100% of CPI      50% of CPI         50% of CPI
    Last actuarial valuation     Dec. 31/01      Dec. 31/99        Sept. 30/02

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

20. EMPLOYEE FUTURE BENEFITS (CONTINUED)

    Information about the Corporation's defined benefit plans is as follows:

    ___________________________________________________________________________
    (thousands of dollars)                               2002
    ___________________________________________________________________________
                                       SaskTel            SGI         SaskPower
    ___________________________________________________________________________

    Accrued benefit obligation

    Accrued benefit obligation,
       beginning of year             $ 750,835       $ 48,071        $ 637,860
    Current service cost                10,256            294            6,994
    Interest cost                       50,264          3,150           42,202
    Benefits paid                      (43,552)        (3,292)         (38,646)
    Impact of change in discount rate   49,399              -                -
    Plan amendments                          -              -              816
    Actuarial loss on accrued
       benefit obligation                    -          1,721           22,303
    ___________________________________________________________________________
    Accrued benefit obligation,
       end of year                   $ 817,202       $ 49,944        $ 671,529
    ___________________________________________________________________________

    Plan assets

    Fair value of plan assets,
       beginning of year             $ 757,497       $ 53,095        $ 667,469
    Actual return on plan assets       (22,382)          (618)          (6,371)
    Funding contributions                4,041            108            2,451
    Benefits paid                      (43,552)        (3,292)         (38,646)
    ___________________________________________________________________________
    Fair value of plan assets,
       end of year                   $ 695,604       $ 49,293        $ 624,903
    ___________________________________________________________________________
    Funded status - plan deficit    $ (121,598)        $ (651)       $ (46,626)
    Unamortized transitional asset     (74,108)        (5,340)         (23,916)
    Unamortized past service cost       25,989              -              719
    Unamortized net actuarial losses   213,552          3,541           91,185
    ___________________________________________________________________________
    Accrued pension asset (liability) $ 43,835         (2,450)        $ 21,362
    ___________________________________________________________________________
    The defined benefit plan pension income is as follows:
    ___________________________________________________________________________
    (thousands of dollars)                               2002
    ___________________________________________________________________________
                                       SaskTel            SGI        SaskPower
    ___________________________________________________________________________
    Current service cost -
       defined benefit plan           $  7,072       $    186         $  4,543
    Interest cost                       50,264          3,150           42,202
    Expected return on pension
       plan assets                     (53,770)        (3,476)         (49,352)
    Amortization of net
       transitional asset              (11,641)          (743)          (4,861)
    Amortization of past service costs   4,105              -               97
    Amortization of actuarial
       (gains) losses                       39            (70)               -
    ___________________________________________________________________________
    Defined benefit plan
       pension income                  $(3,931)        $ (953)        $ (7,371)
    ___________________________________________________________________________

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

20. EMPLOYEE FUTURE BENEFITS (CONTINUED)

    Other Benefit Plans

    Other benefit plans include a defined severance plan for all employees and the supplementary superannuation plan provided to management employees.

    ___________________________________________________________________________
                                                     2002                 2001
    ___________________________________________________________________________
    Present value of accrued benefits            $ 38,906             $ 37,873
    Accrued benefit liability                      21,419               20,527
    Benefits paid                                   5,481                4,793
    Net expense                                     6,750                6,948

    The significant actuarial assumptions adopted in measuring the Corporation's accrued benefit obligations at September 30 are:
    ___________________________________________________________________________
                                                     2002                 2001
    ___________________________________________________________________________
    Discount rate                                    6.75%                6.75%
    Long-term rate of compensation increases         4.00%                4.00%
    Remaining service life (years)                  12.59                12.59

    The Corporation also has employees who are members of defined contribution pension plans. The Corporation's financial obligation is primarily limited to matching employee contributions to the plan. During the year the Corporation paid $22.4 million (2001 - $24.2 million) into these plans.

21. COMPARATIVE FIGURES

    Certain of the 2001 comparative figures have been reclassified to conform with current year's presentation.

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                               (NON-CONSOLIDATED)

CIC is the provincial government's holding company for its commercial Crowns and CIC III. CIC has invested equity in its subsidiary Crown corporations and collects dividends from these corporations based on their profitability. CIC also holds the Province's investment in NewGrade.

This narrative on CIC's non-consolidated 2002 financial results should be read in conjunction with the audited non-consolidated financial statements. For the purposes of this narrative on CIC's non-consolidated financial results, "CIC" refers to the holding company.

RESULTS OF OPERATIONS
Earnings for 2002 were $262.8 million (2001 - $110.2 million). The $152.6 million increase is primarily due to the sale of CIC's remaining shares in Cameco Corporation (Cameco) for a gain of $125.7 million, and higher dividend revenue. These increases were partially offset by lower interest earned on investments and higher operating expenses.

Revenues for the year were $174.2 million (2001 - $141.1 million). The $33.1 million increase was primarily the result of higher dividends from subsidiaries and CIC III, and repayment of $7.2 million in previously allowed for loans from NewGrade. These increases were partly offset by lower interest earned on investments.

Dividend revenue was $157.1 million (2001 - $119.2 million). The $37.9 million increase was due to higher dividends from SaskPower ($66.3 million), SaskEnergy ($4.5 million) and CIC III ($11.6 million), partially offset by lower dividends from SaskTel ($32.7 million) and SGI ($9.2 million). Due to the sale of its remaining Cameco shares in February 2002, CIC no longer receives dividends from Cameco.

Dividends from subsidiary Crown corporations increased $28.9 million from 2001. SaskPower's dividend to CIC increased $66.3 million primarily as a result of increased hydroelectric generation, which reduced the reliance on higher cost supply sources. SaskEnergy's dividend to CIC was $4.5 million. In 2001, SaskEnergy incurred a loss and paid no dividend due to the Government's decision that SaskEnergy absorb $75.9 million of gas costs to benefit customers. Partially offsetting these increases were decreases in dividends from SaskTel and SGI. SaskTel had a strong year operationally, but recorded a write-down on investments, which was the primary factor in the $32.7 million reduction in dividends year over year. SGI incurred a loss and paid no dividend, primarily due to a loss at a subsidiary and lower investment earnings.

In 2002, CIC received $15.7 million from NewGrade for repayment of the remainder of promissory notes outstanding. Of the amount repaid, $7.2 million represented recovery of previously allowed for loans, and was recorded as income in 2002.

Expenses were $18.0 million (2001 - $17.8 million). The increase was due to higher operating expenses largely offset by reduced net interest expense. Operating expenses were $12.2 million (2001 - $10.8 million). Interest expense decreased to $5.6 million (2001 - $6.9 million), reflecting the repayment of long-term debt in 2001.

During 2002, CIC provided $14.3 million in grants to ISC for operations (2001 - $5.3 million grant for an early retirement program and $4.0 million for operations), and $1.2 million in equity advances. CIC provided $4.8 million in grants to STC (2001 - $3.8 million): $2.4 million for operations (2001 - $2.0 million) and $2.4 million for capital (2001 - $1.8 million).

Debt at year-end remained at a self-supporting level of $25.9 million (2001 - $22.6 million). The increase of $3.3 million relates to the transfer of debt from SOCO as a result of the transfer of the SOCO investment portfolio to CIC.

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                               (NON-CONSOLIDATED)

LIQUIDITY AND CAPITAL RESOURCES
Cash Flow Highlights

_____________________________________________________________________________
(millions of dollars)                                    2002            2001

Cash from Operations                                  $ 121.6         $ 126.8
Cash Provided by Investing Activities                   214.5            71.5
Debt Borrowed (Repaid) to GRF
  (net of sinking fund instalments and redemptions)      13.8           (12.3)
Equity Repaid                                          (181.3)              -
Dividends Paid                                         (200.0)              -
_____________________________________________________________________________
(Decrease) Increase in Cash                           $ (31.4)        $ 186.0
_____________________________________________________________________________

LIQUIDITY
CIC finances its capital requirements through internally-generated cash flow and through borrowing from the GRF. The GRF borrows on CIC's behalf in capital markets.

OPERATING, INVESTING AND FINANCING ACTIVITIES
Cash from operations was $121.6 million (2001 - $126.8 million). The $5.2 million decrease was primarily due to changes in non-cash operating capital balances.

Cash provided by investing activities was $214.5 million (2001 - $71.5 million). The primary reason for the $143.0 million change was that, in 2002, CIC sold its remaining interest in Cameco for proceeds of $226.3 million. During the year, CIC had net outflows to CIC III of $25.9 million (2001 - $61.3 million inflow) to support CIC III's investment strategy. In 2001, outflows also included a $5.1 million equity advance to Crown corporations.

Cash used in financing activities was $367.5 million (2001 - $12.3 million). The $355.2 million increase was primarily due to CIC repaying $181.3 million in equity advances to the GRF and paying a $200.0 million GRF dividend. Cabinet deferred CIC's GRF dividend for 2000, payable in 2001. Therefore, no GRF dividend payment was made in 2001.

DEBT MANAGEMENT
CIC has borrowed to fund certain investments held by CIC and CIC III. In 2002, CIC's debt increased, but remained at a self-supporting level of $25.9 million (2001 - $22.6 million). The increase relates to the transfer of debt from SOCO as a result of the investment portfolio transfer to CIC. Debt is characterized as self-supporting when there is a high degree of certainty that the amount and timing of the underlying investment cash flows can service and retire the associated debt at maturity. CIC's self-supporting debt level will change according to the composition of its investment portfolio as new investments are made and existing investments sold.

In 2003, CIC expects to fund its cash requirements (e.g., 2002 dividend to the GRF, investments, operating and interest expenditures) with internally generated cash.

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                               (NON-CONSOLIDATED)

OUTLOOK AND KEY FACTORS AFFECTING PERFORMANCE

The key factors affecting CIC's earnings are the level of dividends from commercial subsidiary Crown corporations and interest expense. Also affecting CIC's earnings are items attributable to its investments.

Factors affecting the level of dividends from subsidiary Crowns include the level of profits and the application of CIC's subsidiary dividend policy. The CIC Board determines dividends from a commercial subsidiary after allocating cash for reinvestment within the Crown to sustain operations, to grow and to diversify, and for debt reduction if necessary. CIC expects aggregate dividends declared by its commercial subsidiaries in 2003 to be higher than in 2002.

Interest expense is determined by CIC's level of debt and by the investment earnings of its sinking funds, which are offset against interest expense. CIC expects interest expense to be lower in 2003 primarily due to debt repayments in early 2003.

CIC regularly assesses the appropriateness of the carrying value for its investments, and writes down an investment if it judges there to be a permanent impairment in carrying value. CIC regularly reviews its investments with private sector partners to determine the appropriateness of retention or sale.

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                     NON-CONSOLIDATED FINANCIAL STATEMENTS

RESPONSIBILITY FOR FINANCIAL STATEMENTS

The accompanying Non-Consolidated Financial Statements have been prepared by management of Crown Investments Corporation of Saskatchewan to illustrate the financial position and results of operations of the corporate entity only. They have been prepared, on a non-consolidated basis, in accordance with the basis of accounting described in Note 1(a) to the financial statements, consistently applied, using management's best estimates and judgements where appropriate. Management is responsible for the reliability and integrity of the Non-Consolidated Financial Statements, the notes to the Non-Consolidated Financial Statements and other information contained in this Annual Report.

The Corporation's Board of Directors is responsible for overseeing the business affairs of the Corporation and also has the responsibility for approving the financial statements. The Board of Directors is responsible for reviewing the annual financial statements and meeting with management, KPMG and the Provincial Auditor of Saskatchewan on matters relating to the financial process.

Management maintains a system of internal controls to ensure the integrity of information that forms the basis of the financial statements. The internal controls provide reasonable assurance that transactions are executed in accordance with proper authorization, that assets are properly guarded against unauthorized use and that reliable records are maintained. The Provincial Auditor of Saskatchewan has reported to the Legislative Assembly that these controls are adequately functioning.

KPMG has audited the Non-Consolidated Financial Statements. Their report to the Members of the Legislative Assembly, stating the scope of their examination and opinion on the Non-Consolidated Financial Statements, appears opposite.




Frank Hart                                          Sheldon Schwartz, CFA
President and CEO                                   Chief Financial Officer

March 12, 2003

AUDITORS'REPORT

To the Members of the Legislative Assembly of Saskatchewan

We have audited the non-consolidated statement of financial position of Crown Investments Corporation of Saskatchewan as at December 31, 2002 and the non-consolidated statements of operations and reinvested earnings and cash flows for the year then ended. These nonconsolidated financial statements have been prepared at the request of the Legislative Assembly of Saskatchewan. These non-consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these non-consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 2002 and the results of its operations and its cash flows for the year then ended in accordance with the basis of accounting described in
Note 1(a) to the financial statements.

These non-consolidated financial statements, which have not been, and were not intended to be, prepared in accordance with Canadian generally accepted accounting principles, are intended for the purpose of tabling with the Legislative Assembly of Saskatchewan.




KPMG LLP
Chartered Accountants
Regina, Saskatchewan

March 12, 2003

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                NON-CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                               As at December 31
                             (thousands of dollars)

______________________________________________________________________________
                                                         2002             2001
ASSETS
______________________________________________________________________________
Cash and short-term investments                     $ 339,376        $ 370,782
Interest and accounts receivable                          574            1,457
Dividends receivable                                   29,079           28,300
Equity advances to Crown corporations (Note 3)      1,050,382        1,049,225
Investments in share capital corporations (Note 4)    366,488          449,646
Capital assets (Note 5)                                   777              463
______________________________________________________________________________
                                                  $ 1,786,676      $ 1,899,873
______________________________________________________________________________
LIABILITIES AND PROVINCE'S EQUITY

Interest and accounts payable                        $ 14,066         $ 12,115
Note payable to General Revenue Fund (Note 6)          10,048                -
Dividend payable to General Revenue Fund              300,000          200,000
Long-term debt (Note 7)                                15,859           22,573
______________________________________________________________________________
                                                      339,973          234,688
______________________________________________________________________________
Province of Saskatchewan's Equity

Equity advances (Note 8)                            1,181,152        1,362,452
Reinvested earnings                                   265,551          302,733
______________________________________________________________________________
                                                    1,446,703        1,665,185
______________________________________________________________________________
                                                  $ 1,786,676      $ 1,899,873
______________________________________________________________________________

Commitments and Contingencies (Note 9)
(See accompanying notes)


On behalf of the Board:




Director                                             Director


                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                    NON-CONSOLIDATED STATEMENT OF OPERATIONS
                            AND REINVESTED EARNINGS
                         For the Year Ended December 31
                             (thousands of dollars)

______________________________________________________________________________
                                                        2002             2001
______________________________________________________________________________
REVENUE

Dividend (Note 10)                                 $ 157,053        $ 119,247
Interest                                               8,879           19,358
Other                                                  8,240            2,506
______________________________________________________________________________
                                                     174,172          141,111
______________________________________________________________________________

EXPENSES

General, administrative and other                     12,190           10,784
Interest                                               5,622            6,896
Amortization of capital assets                           156              162
______________________________________________________________________________
                                                      17,968           17,842
______________________________________________________________________________

Earnings before the following                        156,204          123,269
Gain on sale of Cameco Corporation
  shares (Note 4 (c))                                125,714                -
Grant to Information Services Corporation            (14,300)          (9,287)
Grant to Saskatchewan Transportation Company          (4,800)          (3,800)
______________________________________________________________________________
NET EARNINGS                                         262,818          110,182

REINVESTED EARNINGS, BEGINNING OF YEAR               302,733          392,551
______________________________________________________________________________
                                                     565,551          502,733

DIVIDEND TO GENERAL REVENUE FUND                    (300,000)        (200,000)
______________________________________________________________________________
REINVESTED EARNINGS, END OF YEAR                   $ 265,551        $ 302,733
______________________________________________________________________________

(See accompanying notes)

                  CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                    NON-CONSOLIDATED STATEMENT OF CASH FLOWS
                         For the Year Ended December 31
                             (thousands of dollars)

______________________________________________________________________________
                                                        2002             2001
______________________________________________________________________________
OPERATING ACTIVITIES

Net earnings                                       $ 262,818        $ 110,182
Add (deduct) non-cash items:
      Amortization                                       156              162
      Gain on sale of Cameco Corporation shares     (125,714)               -
      Sinking fund earnings                          (10,514)         (12,978)
      Recovery of investment losses                   (7,229)          (2,339)
      Other non-cash items                                 -              149
______________________________________________________________________________
                                                     119,517           95,176

Net change in non-cash working capital balances
      related to operations (Note 11)                  2,055           31,645
______________________________________________________________________________
Cash provided by operating activities                121,572          126,821
______________________________________________________________________________
INVESTING ACTIVITIES

Purchase of investments                              (25,918)               -
Proceeds from sales and collections of investments   242,019           76,781
Purchase of capital assets                              (470)            (137)
Equity advances to Crown corporations                 (1,157)          (5,098)
______________________________________________________________________________
Cash provided by investing activities                214,474           71,546
______________________________________________________________________________
FINANCING ACTIVITIES

Increase in notes payable to General Revenue Fund     10,048                -
Long-term debt repayments                                  -         (101,168)
Sinking fund instalments                                   -           (5,000)
Sinking fund redemptions                               3,800           93,825
Equity advances repaid to General Revenue Fund      (181,300)               -
Dividends paid to General Revenue Fund              (200,000)               -
______________________________________________________________________________
Cash used in financing activities                   (367,452)         (12,343)
______________________________________________________________________________
NET (DECREASE) INCREASE IN CASH
      DURING YEAR                                    (31,406)         186,024

CASH POSITION, BEGINNING OF YEAR                     370,782          184,758
______________________________________________________________________________
CASH POSITION, END OF YEAR                         $ 339,376        $ 370,782
______________________________________________________________________________


(See accompanying notes)

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   These non-consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles except as noted in a),
   b) and c) below. The preparation of periodic financial statements involves the use of estimates since the precise determination of financial data frequently depends on future events. These financial statements have been prepared by management within reasonable limits of materiality using the accounting policies summarized below:

   a) Basis of presentation
      These non-consolidated financial statements have been prepared at the request of the Legislative Assembly of Saskatchewan in accordance with the significant accounting policies described below. The basis of accounting used to prepare these non-consolidated financial statements materially differs from Canadian generally accepted accounting principles because CIC's subsidiaries and investment, over which it is able to exercise significant influence, are accounted for using the cost method. CIC has also prepared and tabled consolidated financial statements for the same period in accordance with Canadian generally accepted accounting principles.

   b) Equity advances to Crown corporations
      Crown corporations do not have share capital. However, eight Crown corporations have received equity advances from CIC to form their equity capitalization. The equity advances are initially recorded at cost, but where there has been a decline in the value of the investment that is not considered temporary, the investment is written down to its estimated realizable value. Dividends from these corporations are recognized as income when declared.

   c) Investments in share capital corporations
      Investments in shares of corporations are accounted for on the cost method regardless of whether or not joint control exists, or there is a parent-subsidiary relationship. When there has been a decline in the value of a joint venture or a share capital subsidiary corporation that is not considered temporary, the investment is written down to its estimated net realizable value. Where there has been a decline in any other investment it is written down to its fair value. Dividends from these share investments are recognized as income when declared.

   d) Capital assets
      Capital assets are recorded at cost. When capital assets are disposed of or retired, the related costs and accumulated amortization are eliminated from the accounts. Any resulting gains or losses are reflected in the statement of operations.

      Capital assets are amortized using the following methods:

      Computer equipment            - 30% declining balance
      Furniture and equipment       - 20% declining balance
      Computer software             - 3 years straight-line
      Leasehold improvements        - over life of lease

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   e) Fair value disclosure of short-term financial instruments
      For certain of CIC's financial instruments including:
      i)   cash and short-term investments;
      ii)  interest and accounts receivable;
      iii) dividends receivable;
      iv)  interest and accounts payable;
      v)   note payable to General Revenue Fund; and,
      vi)  dividend payable to General Revenue Fund,

      the carrying amounts approximate fair value due to their immediate or short-term maturity.

   f) Cash position
      Cash position includes cash held within CIC's bank accounts and short-term investments which mature on or before March 31, 2003.

2. STATUS OF CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN

   The Government Finance Office was established by Order-in-Council 535/47 dated April 2, 1947, and was continued under the provision of The Crown Corporations Act, 1993, as Crown Investments Corporation of Saskatchewan. CIC is an agent of Her Majesty in Right of the Province of Saskatchewan and as a Provincial Crown corporation is not subject to Federal and Provincial income taxes.

   The Act assigns specific financial and other responsibilities to CIC regarding Crown corporations designated or created as subsidiary Crown corporations of CIC under the Act. The following corporations have been designated or created by Order-in-Council:

   Information Services Corporation of Saskatchewan
   SaskEnergy Incorporated
   Saskatchewan Development Fund Corporation
   Saskatchewan Government Growth Fund Management Corporation
   Saskatchewan Government Insurance
   Saskatchewan Opportunities Corporation
   Saskatchewan Power Corporation
   Saskatchewan Telecommunications Holding Corporation
   Saskatchewan Telecommunications
   Saskatchewan Transportation Company
   Saskatchewan Water Corporation

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

3. EQUITY ADVANCES TO CROWN CORPORATIONS

   Equity advances to Crown corporations are as follows:

   ____________________________________________________________________________
   (thousands of dollars)                             2002                2001
   ____________________________________________________________________________
   Saskatchewan Power Corporation                $ 660,000           $ 660,000
   Saskatchewan Telecommunications
      Holding Corporation                          250,000             250,000
   SaskEnergy Incorporated                          71,531              71,531
   Saskatchewan Government Insurance                55,000              55,000
   Information Services Corporation
      of Saskatchewan                               12,000              10,843
   Saskatchewan Development Fund Corporation         1,150               1,150
   Saskatchewan Water Corporation                      700                 700
   Saskatchewan Government Growth Fund
      Management Corporation                             1                   1
   ____________________________________________________________________________
                                               $ 1,050,382         $ 1,049,225
   ____________________________________________________________________________

4. INVESTMENTS IN SHARE CAPITAL CORPORATIONS

   ____________________________________________________________________________
   (thousands of dollars)                    Voting       2002            2001
                                         Percentage
   ____________________________________________________________________________
   CIC Industrial Interests Inc. (a):
   34,000,000 common shares                   100%   $ 340,000       $ 340,000
   Due to CIC                                          179,213         153,295
   ____________________________________________________________________________
                                                       519,213         493,295
   ____________________________________________________________________________
   NewGrade Energy Inc. (b):
   100 Class Y voting participating
      common shares                            50%      50,001          50,001
   Promissory notes                                          -          15,719
   ____________________________________________________________________________
                                                        50,001          65,720
   ____________________________________________________________________________
   Cameco Corporation (c):
   2002 - Nil (2001 - 5,420,567 common shares)  -            -         100,586
   ____________________________________________________________________________
                                                       569,214         659,601

   Write down of investments:
       CIC Industrial Interests Inc.                  (152,725)       (152,725)
       NewGrade Energy Inc.                            (50,001)        (57,230)
   ____________________________________________________________________________
                                                     $ 366,488        $ 449,646
   ____________________________________________________________________________

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

4. INVESTMENTS IN SHARE CAPITAL CORPORATIONS (CONTINUED)

   a) Amounts due to CIC are non-interest bearing and repayable on demand.

   b) CIC owns 50.0 per cent of the outstanding voting participating shares of NewGrade Energy Inc. (NewGrade), a jointly controlled corporation. On December 27, 2002, NewGrade repaid the remainder of their promissory notes outstanding. Of the amount repaid, $7.2 million represents recovery of loans previously allowed for and is recorded as income in the current period.

      CIC is committed to funding any operating shortfall of NewGrade at the end of any year. CIC will loan NewGrade up to $2.0 million, escalated by inflation, in the form of a Subordinated Operations Fee Amount after Consumers Co-operative Refineries Ltd. (CCRL) has provided its $2.0 million Subordinated Operations Fee Amount. If these loans do not cover all cash shortfalls, then CIC will loan NewGrade up to $4.0 million as a Cash Flow Deficiency Loan on a pro rata basis with CCRL. If this facility is exhausted, CIC will loan NewGrade the remainder to cover any other annual operating shortfall. These loans will bear interest at CCRL's rate of borrowing. CCRL's required Cash Flow Deficiency Loans cannot exceed $40 million outstanding at any time.

   c) On February 19, 2002, CIC sold its remaining 5,420,567 shares in Cameco Corporation (Cameco) for proceeds of $226.3 million resulting in a gain on sale of $125.7 million. CIC continues to own one Class B share of Cameco which provides CIC with the ability to exercise special voting rights with respect to the location of Cameco's head office.

   d) The securities of CIC Industrial Interests Inc. and NewGrade are not publicly traded and therefore have no quoted market value. As a result the Corporation has not attempted to determine the fair value of those investments.

5. CAPITAL ASSETS

   ____________________________________________________________________________
   (thousands of dollars)                      2002                      2001
                                        Accumulated         Net           Net
                                 Cost  Amortization  Book Value    Book Value
   ____________________________________________________________________________
   Capital assets            $ 2,906       $ 2,129       $ 777         $ 463
   ____________________________________________________________________________


6. NOTE PAYABLE TO GENERAL REVENUE FUND

   CIC's note payable is due on demand and carries an interest rate of 2.74%.

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

7. LONG-TERM DEBT

   ____________________________________________________________________________
   (thousands of dollars  Maturity Date   Interest Rate       2002        2001
   ____________________________________________________________________________
                          February 12, 2003       9.055   $ 154,108  $ 154,108
                          June 2, 2006            9.620      10,000     10,000
                          July 10, 2007           9.830       4,000      4,000
                          March 3, 2008           9.620       3,000      3,000
                          August 10, 2008        10.060       3,919      3,919
   ____________________________________________________________________________
                                                            175,027    175,027

   Less: Sinking Funds                                      159,168    152,454
   ____________________________________________________________________________
                                                           $ 15,859   $ 22,573
   ____________________________________________________________________________

   a) The above noted long-term debt is payable to the General Revenue Fund. Sinking funds are used for the retirement of debt issues and are settled with the General Revenue Fund on a net basis.

   b) Gross long-term debt due in one year totals $154.1 million (2001 - $ Nil).

   c) Principal repayments (net of sinking funds) due in each of the next five years are as follows
      (thousands of dollars):

          2003                               $ 335
          2004                                   -
          2005                                   -
          2006                               4,605
          2007                               4,000

   d) The fair value of long-term debt is determined by discounting the future cash flows at borrowing rates presently available to CIC for loans with similar terms and remaining maturity, less costs of settlement. The fair value of long-term debt is $180.7 million (2001 - $190.5 million).

   e) Total interest paid on long-term debt during 2002, on a cash basis, was $16.0 million (2001 - $20.4 million).

   f) The fair value of securities held in the sinking funds are based on their December 31, 2002 quoted value. The fair value of sinking funds is $159.2 million (2001 - $152.9 million).

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

8. EQUITY ADVANCES

   CIC does not have share capital. However, CIC has received advances from the General Revenue Fund (GRF) to form its equity capitalization. The advances are an equity investment in CIC by the GRF. During the year, CIC repaid $181.3 million in equity advances to the GRF.

9. COMMITMENTS AND CONTINGENCIES

   a) CIC has guaranteed the exchange risk that exists upon default of NewGrade's U.S. denominated debt to the extent that the default amount would exceed the $360.0 million guaranteed by the General Revenue Fund.
      At December 31, 2002, the General Revenue Fund's exposure under the guarantee does not exceed $360.0 million. CIC does not expect any exposure under this guarantee in 2003.

   b) CIC has indemnified the Government of Canada for their guarantee of NewGrade's long-term debt, to a maximum of $275.0 million. The fair value of the guarantee is $51.8 million (2001 - $64.9 million).

   c) On June 14, 2001 Meadow Lake Pulp Limited Partnership (MLPLP) refinanced its long-term debt. As part of the refinancing agreement, CIC guaranteed MLPLP's long-term debt payments to a maximum of $80.0 million. During the year, CIC has paid $8.0 million on this guarantee, leaving a remaining guarantee of $72.0 million at December 31, 2002.

   d) The Corporation has guaranteed Meadow Lake OSB Limited Partnership's (ML OSB) long-term debt facilities to a maximum of $27.5 million. At December 31, 2002, ML OSB had not drawn on their long-term debt facilities.

   e) CIC has guaranteed the annuities for the Retirement Annuity Fund portion of the Capital Pension Plan. CIC does not expect any exposure under this guarantee in 2003.

10. DIVIDEND REVENUE

    Dividend revenue consists of the following:

    __________________________________________________________________________
    (thousands of dollars)                               2002            2001
    __________________________________________________________________________
    Saskatchewan Power Corporation                   $ 82,339        $ 16,026
    Saskatchewan Telecommunications
      Holding Corporation                              58,631          91,347
    CIC Industrial Interests Inc.                      11,623               -
    SaskEnergy Incorporated                             4,460               -
    Saskatchewan Government Insurance                       -           9,164
    Cameco Corporation                                      -           2,710
    __________________________________________________________________________
                                                    $ 157,053       $ 119,247
    __________________________________________________________________________

                 CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

11. NET CHANGE IN NON-CASH WORKING CAPITAL BALANCES RELATED TO OPERATIONS

   __________________________________________________________________________
   (thousands of dollars)                             2002              2001
   __________________________________________________________________________
   Decrease (increase) in interest
      and accounts receivable                        $ 883          $ (1,211)
   (Increase) decrease in dividends receivable        (779)           28,727
   Increase in interest and accounts payable         1,951             4,129
   __________________________________________________________________________
                                                   $ 2,055          $ 31,645
   __________________________________________________________________________

12. RELATED PARTY TRANSACTIONS

    Included in these non-consolidated financial statements are transactions with various Saskatchewan Crown corporations, departments, agencies, boards and commissions related to CIC by virtue of common control by the Government of Saskatchewan and non-Crown corporations and enterprises subject to joint control and significant influence by the Government of Saskatchewan (collectively referred to as "related parties").

    Routine operating transactions with related parties are settled at prevailing market prices under normal trade terms. These transactions and amounts outstanding at year end, are as follows:

    _________________________________________________________________________
    (thousands of dollars)                            2002              2001
    _________________________________________________________________________
    Category (as per financial statements)
       Interest and accounts receivable              $ 203           $ 1,319
       Interest and accounts payable                12,237            11,191
       General, administrative and other expenses      335               240
       Interest revenue                              5,054             7,683

    In addition, CIC pays Saskatchewan Education and Health Tax to the Saskatchewan Department of Finance on all its taxable purchases. Taxes paid are recorded as part of the cost of those purchases.

    CIC provides management services to CIC Industrial Interests Inc. and Saskatchewan Government Growth Fund Management Corporation, without charge.

    These non-consolidated financial statements and the notes thereto separately describe other transactions and amounts due to and from related parties and the terms of settlement.

13. PENSION PLAN

    CIC's employees participate in the Capital Pension Plan (the Plan), a defined contribution pension plan which is administered by CIC. CIC's contributions to the Plan include making regular payments into the Plan to match the required amounts contributed by employees for current service.
    The total amount paid to the Plan for 2002 was $337.2 thousand
    (2001 - $282.4 thousand). Included in the Plan is a Retirement Annuity Fund (the Fund). The Fund provides retirement annuities at the option of retiring members of the Plan. An actuarial valuation of the Fund is performed annually. The assets of the Fund at December 31, 2002 exceed the actuarially determined net present value of retirement annuities payable.

                            CIC III Non-Consolidated
                              Financial Statements

                         CIC INDUSTRIAL INTERESTS INC.
                               (NON-CONSOLIDATED)

                                CIC CONSOLIDATED
                              FINANCIAL STATEMENTS

                                    CIC III
                                NON-CONSOLIDATED
                              FINANCIAL STATEMENTS

            Include:
              - Big Sky Farms Inc.
              - Canadian Western Bank debenture
              - Centennial Foods Partnership
              - FarmGro Organic Foods Inc.
              - Foragen Technologies Limited Partnership
              - Genex Swine Group Inc.
              - HARO Financial Corporation
              - Meadow Lake OSB Limited Partnership
              - Meadow Lake Pulp Limited Partnership
              - Minds Eye Entertainment Ltd.
              - Prairie Ventures Fund Limited
              - Premium Brands Inc.
              - Primaxis Technology Ventures Incorporated
              - Saskatchewan Valley Potato Corporation
              - Saskferco Products Inc.
              - SGI CANADA Insurance Services Ltd.
              - Small business loan portfolio
              - Western Life Sciences Venture Fund Limited Partnership

                         CIC INDUSTRIAL INTERESTS INC.
                               (NON-CONSOLIDATED)

   CIC Industrial Interests Inc. (CIC III) was incorporated in 1979 under The Business Corporations Act (Saskatchewan) as a wholly-owned subsidiary of CIC. CIC III was created as a vehicle to hold certain investments of a commercial nature which involve some degree of private ownership.

   This narrative on CIC III's non-consolidated 2002 financial results should be read in conjunction with the audited non-consolidated financial statements.

   RESULTS OF OPERATIONS
   Net income for 2002 was $11.6 million (2001 - loss of $15.7 million), an increase of $27.3 million. The increase is primarily due to improvements in earnings from equity investments, which provided income of $0.9 million (2001 - $27.0 million loss).

   The improvement in equity earnings was due mainly to improved results from MLPLP. MLPLP recorded a loss of $2.3 million compared to a loss of $15.0 million in 2001. The improvement in MLPLP's results was due to stronger sales volumes and improved world commodity prices for pulp in the second half of 2002. 2001 results also included a $16.6 million loss from Saskatchewan Valley Potato Corporation (SVPC), including a write-down of $14.3 million of certain production assets due to recurring losses from potato operations. In 2002, SVPC earned $1.1 million, reflecting a recovery of losses of $1.0 million from the sale of Broderick, Lucky Lake and Riverhurst storage facilities. Also included in 2002 equity earnings are losses from SGI CANADA Insurance Services Ltd. of $1.4 million (2001 - $38.0 thousand) that relate to losses in its subsidiary, Coachman Insurance Company of Ontario, and losses from Centennial Foods Partnership of $1.4 million (2001 -
   $0.3 million).

   Interest and other revenue totaled $11.2 million (2001 - $14.8 million). Interest revenue reflects HARO's partial repayment of outstanding loans. During 2002, HARO paid $40.4 million to CIC III, $32.1 million as principal and $8.3 million as interest. In 2001, HARO repaid $33.9 million in principal payments and $8.5 million in interest payments to CIC III. Revenues also included $3.6 million in gains on sale of investments (2001 - $ Nil) primarily due to a $3.0 million gain on the sale of Great Western Brewing Company Limited.

   Expenses including provision for investment losses were $4.1 million (2001 - $3.5 million). The $0.6 million increase was primarily due to a $1.0 million accrual of a loan guarantee related to FarmGro. FarmGro entered receivership in December 2002. Provisions for investment losses included $4.0 million related to Minds Eye Entertainment Ltd.

   CIC's non-interest bearing advances to CIC III increased by $25.9 million to $179.2 million at year end (2001 - $153.3 million).

   During 2002, CIC III made the following equity investments: $23.6 million was advanced to ML OSB Limited Partnership as part of a $27.5 million commitment to build a state of the art oriented strand board plant in northern Saskatchewan; $5.0 million in Prairie Ventures Fund Limited; $0.9 million to invest in Primaxis Technology Ventures Incorporated, $1.2 million in Western Life Sciences Venture Fund Limited Partnership; and, $1.6 million in Foragen Technologies Limited Partnership. CIC III advanced $8.0 million to MLPLP, as a loan, to fund MLPLP's long-term debt due in 2002.

   During 2002, CIC III paid a dividend of $11.6 million to help support CIC's dividend to the GRF.

                         CIC INDUSTRIAL INTERESTS INC.
                               (NON-CONSOLIDATED)

   LIQUIDITY AND CAPITAL RESOURCES
   Cash Flow Highlights

   ___________________________________________________________________________
   (millions of dollars)                             2002                2001
   ___________________________________________________________________________
   Cash from Operations                            $ 10.2              $ 12.7
   Net (Purchase of) Proceeds from Investments       (4.7)               48.6
   Decrease in Due to CIC                            (5.5)              (61.3)
   ___________________________________________________________________________
   Cash Position, End of Year                      $    -              $    -
   ___________________________________________________________________________

   LIQUIDITY
   CIC III finances its capital requirements through internally generated cash flow and non-interest bearing advances from CIC.

   OPERATING, INVESTING AND FINANCING ACTIVITIES
   Cash provided by operations was $10.2 million (2000 - $12.7 million). The $2.5 million decrease was primarily due to changes in non-cash working capital balances.

   Cash used in investing activities was $4.7 million (2001 - $48.6 million cash provided by investing activities). The $53.3 million difference is mainly due to the maturity of the Cornwall Centre mortgages ($35.5 million) in 2001.
   CIC III investing activities for 2002 included $11.0 million in purchases of new investments (2001 - $21.3 million) and $34.9 million in loans (2001 - $4.9 million).

   Cash used in financing activities was $5.5 million (2001 - $61.3 million). This represents the net cash inflows to CIC from CIC III.

   DEBT MANAGEMENT
   All debt used to finance investments by CIC III is non-interest bearing and is held by CIC. CIC III applies all surplus cash to repay these advances.

   OUTLOOK AND KEY FACTORS AFFECTING PERFORMANCE
   CIC III's earnings are affected primarily by the performance of its investments, including any associated provisions or realized gains or losses on disposition. The factors affecting the earnings and outlook for CIC III's major investments with private sector partners are discussed in the "Management's Discussion & Analysis" section.

   CIC III regularly assesses the appropriateness of the carrying value for all of its investments, and provides for losses on an investment if it judges there to be a permanent impairment in its carrying value. CIC III regularly reviews its investments to determine the appropriateness of retention or divestiture.

                         CIC INDUSTRIAL INTERESTS INC.
                     NON-CONSOLIDATED FINANCIAL STATEMENTS


   RESPONSIBILITY FOR FINANCIAL STATEMENTS

   The accompanying Non-Consolidated Financial Statements have been prepared by management of CIC Industrial Interests Inc. to illustrate the financial position and results of operations of the corporate entity only. They have been prepared, on a non-consolidated basis, in accordance with the basis of accounting described in Note 1(a) to the financial statements, consistently applied, using management's best estimates and judgements where appropriate. Management is responsible for the reliability and integrity of the Non-Consolidated Financial Statements and other information contained in this Annual Report.

   The Corporation's Board of Directors is responsible for overseeing the business affairs of the Corporation and also has the responsibility for approving the financial statements. The Board of Directors is responsible for reviewing the annual financial statements and meeting with management, KPMG and the Provincial Auditor of Saskatchewan on matters relating to the financial process.

   Management maintains a system of internal controls to ensure the integrity of information that forms the basis of the financial statements. The internal controls provide reasonable assurance that transactions are executed in accordance with proper authorization, that assets are properly guarded against unauthorized use and that reliable records are maintained. The Provincial Auditor of Saskatchewan has reported to the Legislative Assembly that these controls are adequately functioning.

   KPMG has audited the Non-Consolidated Financial Statements. Their report to the Members of the Legislative Assembly, stating the scope of their examination and opinion on the Non-Consolidated Financial Statements, appears opposite.



   Frank Hart                              Sheldon Schwartz, CFA
   President and CEO                       Chief Financial Officer


   March 12, 2003


   AUDITORS'
   REPORT

   To the Members of the Legislative Assembly of Saskatchewan

   We have audited the non-consolidated statement of financial position of CIC Industrial Interests Inc. as at December 31, 2002 and the non-consolidated statements of operations and reinvested earnings and cash flows for the year then ended. These nonconsolidated financial statements have been prepared at the request of the Legislative Assembly of Saskatchewan. These non-consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audit.

   We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these non-consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 2002 and the results of its operations and its cash flows for the year then ended in accordance with the basis of accounting described in
   Note 1(a) to the financial statements.

   These non-consolidated financial statements, which have not been, and were not intended to be, prepared in accordance with Canadian generally accepted accounting principles, are intended for the purpose of tabling with the Legislative Assembly of Saskatchewan.




   KPMG LLP
   Chartered Accountants
   Regina, Saskatchewan


   March 12, 2003

                         CIC INDUSTRIAL INTERESTS INC.
                NON-CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                               As at December 31
                             (thousands of dollars)

   __________________________________________________________________________
                                                         2002            2001
   __________________________________________________________________________
   ASSETS

   Cash                                                   $ 4             $ -
   Interest and accounts receivable                     1,847           1,110
   Equipment held for sale                                  -             100
   Debentures and loans receivable (Note 3)            24,186          10,929
   Investment - HARO Financial Corporation (Note 4)   207,029         239,141
   Investments - equity basis (Note 5)                309,528         267,986
   Investments - cost basis (Note 6)                   28,847          27,210
   Investments - properties (Note 7)                    5,509           5,028
   Capital assets (Note 9)                                 64               -
   __________________________________________________________________________
                                                    $ 577,014       $ 551,504
   __________________________________________________________________________

   LIABILITIES AND SHAREHOLDER'S EQUITY

   Accounts payable                                   $ 4,683         $ 5,091
   Due to Crown Investments Corporation of
       Saskatchewan (CIC) (Note 10)                   179,213         153,295
   __________________________________________________________________________
                                                      183,896         158,386
   __________________________________________________________________________
   Shareholder's Equity

   Share capital (Note 11)                            340,000         340,000
   Reinvested earnings                                 53,118          53,118
   __________________________________________________________________________
                                                      393,118         393,118
   __________________________________________________________________________
                                                    $ 577,014       $ 551,504
   __________________________________________________________________________

   Commitments and contingencies (Note 12)

   (See accompanying notes)

   On behalf of the Board:





   Director                                          Director

                         CIC INDUSTRIAL INTERESTS INC.
                    NON-CONSOLIDATED STATEMENT OF OPERATIONS
                            AND REINVESTED EARNINGS
                         For the Year Ended December 31
                             (thousands of dollars)

   ___________________________________________________________________________
                                                            2002         2001
   ___________________________________________________________________________
   REVENUE

   Interest and other                                   $ 11,175     $ 14,842
   Earnings (losses) from equity investments (Note 5(l))     939      (27,012)
   Gain on sale of investments                             3,624            5
   ___________________________________________________________________________
                                                          15,738      (12,165)
   ___________________________________________________________________________
   EXPENSES

   Amortization                                               12           47
   Provision for investment losses                         2,999        3,310
   Rental and other                                        1,104          164
   ___________________________________________________________________________
                                                           4,115        3,521
   ___________________________________________________________________________
   NET INCOME (LOSS)                                      11,623      (15,686)

   REINVESTED EARNINGS, BEGINNING OF YEAR                 53,118       68,804

   DIVIDEND TO CIC                                       (11,623)           -
   ___________________________________________________________________________
   REINVESTED EARNINGS, END OF YEAR                     $ 53,118     $ 53,118
   ___________________________________________________________________________

   (See accompanying notes)


                         CIC INDUSTRIAL INTERESTS INC.
                    NON-CONSOLIDATED STATEMENT OF CASH FLOWS
                         For the Year Ended December 31
                             (thousands of dollars)

   ___________________________________________________________________________
                                                            2002         2001
   ___________________________________________________________________________
   OPERATING ACTIVITIES

   Net income (loss)                                    $ 11,623    $ (15,686)
   Dividends received from equity investments              1,281        1,254
   Add (deduct) non-cash items:
      Gain on sale of investments                         (3,624)          (5)
      (Earnings) losses from equity investments             (939)      27,012
      Amortization                                            12           47
      Provision for investment losses                      2,999        3,310
   ___________________________________________________________________________
                                                          11,352       15,932

   Net change in non-cash working capital balances
      related to operations                               (1,145)      (3,233)
   ___________________________________________________________________________
   Cash provided by operating activities                  10,207       12,699
   ___________________________________________________________________________

   INVESTING ACTIVITIES

   Increase in debentures and loans receivable           (34,909)      (4,909)
   Debenture and loan repayments received                 38,497       70,801
   Purchase of investments                               (10,960)     (21,298)
   Proceeds from sale of investments                       2,766        3,960
   Purchase of capital assets                                (64)           -
   ___________________________________________________________________________
   Cash (used in) provided by investing activities        (4,670)      48,554
   ___________________________________________________________________________
   FINANCING ACTIVITIES

   Decrease in due to CIC                                 (5,533)     (61,253)
   ___________________________________________________________________________
   Cash used in financing activities                      (5,533)     (61,253)
   ___________________________________________________________________________
   INCREASE IN CASH DURING YEAR                                4            -

   CASH POSITION, BEGINNING OF YEAR                            -            -
   ___________________________________________________________________________
   CASH POSITION, END OF YEAR                                $ 4          $ -
   ___________________________________________________________________________

   (See accompanying notes)

                         CIC INDUSTRIAL INTERESTS INC.
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   These non-consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles except as noted in a) and c) below. The preparation of periodic financial statements involves the use of estimates since the precise determination of financial data frequently depends on future events. These financial statements are prepared by management within reasonable limits of materiality using the accounting policies summarized below:

   a) Basis of presentation
      CIC Industrial Interests Inc. (the Corporation) is a wholly-owned subsidiary of Crown Investments Corporation of Saskatchewan (CIC) as discussed in Note 2. These non-consolidated financial statements have been prepared at the request of the Legislative Assembly of Saskatchewan in accordance with the significant accounting policies described below. The basis of accounting used to prepare these non-consolidated financial statements materially differs from Canadian generally accepted accounting principles because the Corporation's investments, over which it is able to exercise control, are accounted for under the equity method.

   b) Advances, debentures and loans receivable
      The Corporation records advances, debentures and loans receivable at cost. When there is a decline that is other than temporary in the value of an advance, debenture or loan receivable, the asset is written down to its estimated net realizable value.

      The Corporation recognizes interest earned on advances, debentures, and loans receivable on the accrual basis except when collection is uncertain.

      When collectibility of interest is not reasonably assured, interest income is recorded when cash is received. Interest owing to the Corporation is recorded as accrued interest receivable with amounts not eligible for recognition as revenue offset by deferred interest income.

   c) Investments - equity basis
      The Corporation accounts for investments in its subsidiaries, CIC Pulp Ltd., Saskatchewan Valley Potato Corporation, 101012875 Saskatchewan Ltd., 101012876 Saskatchewan Ltd., 101026817 Saskatchewan Ltd., Genex Swine Group Inc., CIC OSB Products Inc., CIC Foods Inc. and CIC Ventures Inc. using the equity method. The carrying value of the Corporation's investment is adjusted for the Corporation's proportionate share of the subsidiaries' net earnings or losses and decreased by dividends received. The Corporation also uses the equity method to account for other investments it significantly influences.

      The Corporation's investments in CIC Pulp Ltd., Saskatchewan Valley Potato Corporation, CIC OSB Products Inc., 101026817 Saskatchewan Ltd., CIC Ventures Inc., CIC Foods Inc. and FarmGro Organic Foods Inc. consist of equity and debt instruments. Where there is a decline in the value of a debt instrument that is not considered temporary, the instrument is written down to its estimated fair value.

   d) Investments - cost basis
      The Corporation records long-term investments in corporations not subject to significant influence at cost. When there is a decline in value of an investment that is not considered temporary, the investment is written down to its estimated fair value. Dividends are recorded as income when receivable.

                         CIC INDUSTRIAL INTERESTS INC.
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   e) Investments - properties
      Rental properties are recorded at the lower of amortized cost and estimated fair value.

      Properties held for sale are recorded at the lower of cost and net realizable value.

   f) Capital assets
      Capital assets are recorded at cost. When capital assets are disposed of or retired, the related costs and accumulated amortization are eliminated from the accounts. Any resulting gains or losses are reflected in the statement of operations.

   g) Amortization
      Amortization on rental properties is calculated using an increasing charge method whereby the assets are amortized over 25 years, assuming an interest cost of 8 per cent.

      Capital assets consist of computer software. Amortization is recorded on the straight-line basis over three years.

   h) Fair value of short-term financial instruments
      For certain of the Corporation's financial instruments including:
        i) cash;
       ii) interest and accounts receivable;
      iii) accounts payable; and,
       iv) due to CIC,

      the carrying value amounts approximate fair value due to their immediate or short-term maturity.

2. STATUS OF THE CORPORATION
   CIC Industrial Interests Inc. was incorporated under The Business Corporations Act (Saskatchewan) on November 14, 1979, as a wholly-owned subsidiary of CIC, a Provincial Crown corporation. The Corporation is not subject to Federal or Provincial income taxes by virtue of this ownership. The CIC consolidated financial statements include the financial results of the Corporation and its subsidiaries.

                         CIC INDUSTRIAL INTERESTS INC.
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

3. DEBENTURES AND LOANS RECEIVABLE

   ___________________________________________________________________________
   (thousands of dollars)                            2002               2001
   ___________________________________________________________________________
   Canadian Western Bank:
   Debenture (a)                                  $ 3,126            $ 3,126
   ___________________________________________________________________________
   GWB Holdings Inc.:
   Notes receivable (b)                             2,000                  -
   ___________________________________________________________________________
   XL Foods Inc.:
   Loans receivable (c)                             2,116               2,364
   ___________________________________________________________________________
   Other Loans:
   Loan principal receivable (d)                   29,608              17,969
   Loan interest and costs receivable               1,386                 195
   Lease options (net of unearned income)           1,566               2,408
   Less: Provision for loan losses                (15,616)            (15,133)
   ___________________________________________________________________________
                                                   16,944               5,439
   ___________________________________________________________________________
                                                 $ 24,186            $ 10,929
   ___________________________________________________________________________


   a) The Corporation holds a $3.1 million non-convertible debenture in the Canadian Western Bank that matures June 30, 2012. The debenture will earn
      6.85 per cent annually to June 30, 2007, and a rate equal to the 90 day Bankers' Acceptance rate plus 1 per cent annually thereafter. Interest is paid semi-annually. This debenture is redeemable by Canadian Western Bank anytime on or after July 1, 2007 at par plus accrued interest.

   b) The Corporation holds a $1.0 million non-interest bearing note receivable from GWB Holdings Inc. that matures June 30, 2004. Amounts outstanding at June 30, 2004 will earn interest at a rate equal to the Bank of Montreal prime rate plus 5 per cent calculated and compounded monthly. The Corporation also holds a $1.0 million non-interest bearing note receivable from GWB Holdings Inc. hat matures August 1, 2022. For both notes receivable, any principal repayments prior to maturity are subject to available cash flows as defined in the share purchase agreement.

   c) The Corporation holds $2.1 million in loans receivable from XL Foods Inc. The loans earn 6.75 per cent annually calculated and paid monthly. Principal is payable in monthly instalments of $33.1 thousand.

   d) On October 9, 2002, pursuant to Order-in-Council 715/2002, the investment portfolio assets, liabilities and obligations of Saskatchewan Opportunities Corporation (SOCO) were transferred to the Corporation at book value. The loan portfolio consists of loans with various interest rates ranging from 0 per cent to 15.75 per cent. Maturities on these loans extend to the year 2013.

   e) Debentures and loans receivable maturing in 2003 total $3.6 million (2002
      - $0.8 million).

   f) Fair value of debentures and loans receivable

      Fair values approximate the amounts at which financial instruments could be exchanged between willing parties. The total fair value of the loan portfolio is approximately $18.9 million (2001 - $9.9 million). This estimate was determined by discounting expected future cash flows using discount rates that reflect the risk inherent in the financial instrument, therefore it may not represent the exact amount that could be realized upon settlement.

                         CIC INDUSTRIAL INTERESTS INC.
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

3. DEBENTURES AND LOANS RECEIVABLE (CONTINUED)

   g) Credit risk

      All outstanding loans are receivable from Saskatchewan corporations or from entities doing business in Saskatchewan. The Corporation reviews the portfolio valuation yearly and all non-performing loans are included in the provision for loan losses.

4. INVESTMENT - HARO FINANCIAL CORPORATION

   ___________________________________________________________________________
   (thousands of dollars)                            2002               2001
   ___________________________________________________________________________
   Term loan (a)                                $ 319,505          $ 331,008
   Interest receivable on Term Loan                   886              7,346
   Less: Deferred interest                       (181,362)          (167,213)
   ___________________________________________________________________________
                                                  139,029            171,141

   68,000,000 Class B non-voting
      common shares (b)                            68,000             68,000
   ___________________________________________________________________________
                                                $ 207,029          $ 239,141
   ___________________________________________________________________________

   a) In 1992, the Corporation entered into a Term Loan Agreement with HARO Financial Corporation (HARO). The Term Loan was for an initial five-year term with a maximum of four five-year renewal terms at the option of HARO. The Corporation agreed to renew this loan for a third five-year term in 2002. Annual interest rates on the Term Loan are fixed at the commencement of each five-year renewal term using the five-year Saskatchewan Bond rate plus 1 per cent. For the third five-year term, the interest rate on the loan is 5.50 per cent (2001 - 6.64 per cent) compounded annually.

      Security for the Term Loan is 100 per cent of HARO's assets, which as of December 31, 2002 consist primarily of HARO's 65.2 per cent interest in Crown Life Insurance Company (Crown Life) shares.

      Repayment of principal and interest is subject to available cash flow as defined in the loan agreement. HARO's main source of cash is distributions from Crown Life. Due to the uncertainty surrounding such cash flows, the Corporation has deferred recording interest income on the Term Loan until such time as cash is received from HARO. The Corporation's total interest deferred and owing at December 31, 2002, is $181.4 million (2001 - $167.2 million).

      All unpaid principal and interest is due on December 15, 2017. On that date, any amounts outstanding will convert to 100 per cent of HARO equity shares. The Corporation has a unilateral right prior to December 15, 2017, to convert no less than 25 per cent of the loan to either HARO non-voting, HARO voting or Crown Life shares. Any conversion may be subject to regulatory approval by the Office of the Superintendent of Financial Institutions.

   b) Ownership of the 68,000,000 of HARO's Class B non-voting common shares entitles the Corporation to a maximum of 100 per cent of participation rights with respect to dividends and remaining property of HARO on its liquidation or dissolution. Subject to regulatory approval, the Corporation has a unilateral right to exchange at any time the Class B shares for voting shares or HARO's assets.

                         CIC INDUSTRIAL INTERESTS INC.
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

5. INVESTMENTS - EQUITY BASIS

   ___________________________________________________________________________
                                          Percentage
   (thousands of dollars)                  Ownership        2002         2001
   ___________________________________________________________________________
   CIC Pulp Ltd. (a):
   100 (2001 - 100) common shares
   Cost $100 (2001 - $100)                    100.0%   $ (65,257)   $ (62,932)
   Due from CIC Pulp Ltd.                                 18,074       17,037

   Millar Western Pulp (Meadow Lake) Ltd.:
   50 (2001 - 50) Class A common shares
   Cost $49 (2001 - $49)                       50.0%           -            -

   Loans receivable from Meadow Lake Pulp
     Limited Partnership (MLPLP):
     Participating Debenture                             159,000      159,000
     Interest Loan                                       360,325      308,228
     Term Loan                                            21,779       20,517
     Contingency Loan                                     15,161       14,418
     Guarantee Advance                                    10,895       10,361
     Cash Flow Loan                                       13,682       13,012
     Guarantee Loan                                        8,160            -
   Accrued interest                                       10,354        9,250
   Less: Deferred interest                              (382,995)    (326,425)
         Provision for loan losses                       (60,000)     (60,000)
   ___________________________________________________________________________
                                                         109,178      102,466
   ___________________________________________________________________________
   Saskferco Products Inc. (Saskferco) (b):
   68,449,080 (2001 - 68,449,080)
   Class B common shares
   Cost $68,449,080 (2001 - $68,449,080)       49.0%     116,055      109,303
   ___________________________________________________________________________
   CIC Foods Inc. (c):
   100 (2001 - 100) common shares
   Cost $100 (2001 - $100)                    100.0%      (1,764)        (399)
   Due from CIC Foods Inc.                                19,748       20,013
   ___________________________________________________________________________
                                                          17,984       19,614
   ___________________________________________________________________________
   Saskatchewan Valley Potato
     Corporation (SVPC) (d):
   100 (2001 - 100) Class A common shares
   Cost $16,216,499 (2001 - $16,216,499)      100.0%         (74)      (1,163)
   Due from SVPC                                           2,541        2,842
   ___________________________________________________________________________
                                                           2,467        1,679
   ___________________________________________________________________________
   Big Sky Farms Inc. (Big Sky) (e):
   150,000 (2001 - Nil) common shares
   Cost - $500,000 (2001 - $ Nil)
   3,750,000 (2001 - 3,750,000)
   convertible preferred shares
   Cost $15,000,000 (2001 - $15,000,000)       41.2%      14,859       15,332
   ___________________________________________________________________________

                         CIC INDUSTRIAL INTERESTS INC.
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

5. INVESTMENTS - EQUITY BASIS (CONTINUED)

   ___________________________________________________________________________
                                          Percentage
   (thousands of dollars)                  Ownership        2002         2001
   ___________________________________________________________________________
   101012875 Saskatchewan Ltd. (f):
   3,000,001 (2001 - 1,928,572)
      common shares
   Cost $3,000,001 (2001 - $1,928,572)        100.0%       1,644        1,463
   Due from 101012875 Saskatchewan Ltd.                    2,500            -

   101012876 Saskatchewan Ltd.
   140 (2001 - 90) common shares
   Cost $14 (2001 - $9)                       100.0%           -            -
   ___________________________________________________________________________
                                                           4,144        1,463
   ___________________________________________________________________________
   Genex Swine Group Inc. (Genex) (g):
   3,177,347 (2001 - 3,177,347)
   Class A common shares
   Cost $3,647,586 (2001 - $3,647,586)         85.4%
   1,662,500 (2001 - 1,662,500)
   Class B preferred shares
   Cost $3,325,000 (2001 - $3,325,000)                    10,776       11,495
   ___________________________________________________________________________
   FarmGro Organic Foods Inc. (FarmGro) (h):
   1,937,500 (2001 - 1,937,500)
   Class B voting preferred shares
   Cost $1,750,000 (2001 - $1,750,000)         27.2%        (807)         (31)
   Due from FarmGro                                        2,951        3,685
   ___________________________________________________________________________
                                                           2,144        3,654
   ___________________________________________________________________________
   CIC OSB Products Inc. (CIC OSB) (i):
   100 (2001 - 100) Class A common shares
   Cost $100 (2001 - $100)                    100.0%           -            -
   Due from CIC OSB                                       23,856          250
   ___________________________________________________________________________
                                                          23,856          250
   ___________________________________________________________________________
   SGI CANADA Insurance Services Ltd.:
   320,100 (2001 - 320,100)
   Class A common shares
   Cost $2,000,100 (2001 - $2,000,100)          9.4%         668        2,030
   ___________________________________________________________________________
   101026817 Saskatchewan Ltd. (j):
   1,000,000 (2001 - 700,000) Class A
     common shares
   Cost $1,000,000 (2001 - $700,000)          100.0%         697          700
   Due from 101026817 Saskatchewan Ltd.                    1,700            -
   ___________________________________________________________________________
                                                           2,397          700
   ___________________________________________________________________________
   CIC Ventures Inc. (k):
   100 (2001 - 100) Class A common shares
   Cost $100 (2001 - $100)                    100.0%           -            -
   Due from CIC Ventures Inc.                              5,000            -
   ___________________________________________________________________________
                                                           5,000            -
   ___________________________________________________________________________
                                                       $ 309,528    $ 267,986
   ___________________________________________________________________________

                         CIC INDUSTRIAL INTERESTS INC.
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

5. INVESTMENTS - EQUITY BASIS (CONTINUED)

   a) The Corporation, through its wholly-owned subsidiary, CIC Pulp Ltd., owns a 50 per cent interest in MLPLP, a pulp mill located near Meadow Lake, Saskatchewan. The amounts due from CIC Pulp Ltd. are non-interest bearing and repayable on demand.

      The Corporation's loans to MLPLP include the:

      - Participating Debenture which bears interest at 11.15 per cent calculated annually on October 31.

      - Term Loan which bears interest at prime plus 2 per cent, or 6.5 per cent at December 31, 2002 (2001 - 6.0 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

      - Contingency Loan which bears interest at prime plus 1 per cent, or 5.5 per cent, at December 31, 2002 (2001 - 5.0 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

      -  Guarantee Advance which bears interest at prime plus 1 per cent, or
         5.5 per cent, at December 31, 2002 (2001 - 5.0 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

      -  Cash Flow Loan which bears interest at prime plus 1 per cent, or
         5.5 per cent, at December 31, 2002 (2001 - 5.0 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

      - Guarantee Loan which bears interest at prime plus 1 per cent, or 5.5 per cent, at December 31, 2002. Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

      The Corporation records, as a separate loan (Interest Loan), the accrued interest receivable from the Participating Debenture. Interest on the Interest Loan, at 11.15 per cent, is calculated on October 31 of each year and is added to the principal balance outstanding on the loan. Interest income earned and forming part of the Interest Loan is recorded as deferred interest income due to the uncertainty of collection. The deferred interest income will be recorded as income when payments are received under the cash availability formula.

      Any repayments of the Participating Debenture, Contingency Loan, Interest Loan, Guarantee Advance, Cash Flow Loan, and the Guarantee Loan are subject to available cash flows as defined in the loan agreements. Payments towards principal outstanding on the Term Loan are due in two equal payments after MLPLP has fully repaid an external bank loan.

      If, by October 31, 2014, less than $159.0 million in aggregate has been paid on the Participating Debenture and Interest Loan, an amount equal to the difference between $159.0 million and the aggregate amount paid is due and payable. The remaining balance outstanding on the Interest Loan and Participating Debenture on October 31, 2014 shall bear interest at a rate equal to the short-term cost of borrowing for the Province of Saskatchewan, which is 2.74 per cent at December 31, 2002 (2001 - 1.98 per cent), until paid in full. The Contingency Loan and Term Loan also mature in 2014.

                         CIC INDUSTRIAL INTERESTS INC.
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

5. INVESTMENTS - EQUITY BASIS (CONTINUED)

      On June 14, 2001, MLPLP refinanced its long-term debt. As part of the refinancing agreement, CIC guaranteed MLPLP's long-term debt payments to a maximum of $80.0 million. During 2002, CIC paid $8.0 million (2001 - $
      Nil) on this guarantee. The Corporation records this as a separate loan (Guarantee Loan).

      The Corporation's loans to MLPLP are subject to measurement uncertainty since their value is dependent upon the present value of the cash flows provided by the operation of the pulp mill. Using management's best estimates based on assumptions that reflect the most probable set of economic circumstances, the Corporation believes its loans to MLPLP are properly valued as at December 31, 2002. However, given the wide fluctuations in world commodity prices for pulp, this estimate could change materially in the near term.

   b) The Corporation holds a 49 per cent interest in Saskferco, a nitrogen fertilizer plant, located in Belle Plaine, Saskatchewan.

   c) The Corporation through its wholly-owned subsidiary CIC Foods Inc., owns a 35 per cent interest in Centennial Foods Partnership (Centennial).

      The Corporation's partnership agreement includes a provision that allows Centennial 2000 Inc. to withdraw capital to pay any tax liabilities resulting from its ownership of Centennial. The Corporation does not have matching capital withdrawal rights. As a result the Corporation is treating Centennial 2000 Inc.'s capital withdrawal as a priority distribution and charging the Corporation's share of income with the Corporation's 35 per cent contribution to Centennial 2000 Inc.

      Included in Centennial's financial statements are liabilities owing to Centennial 2000 Inc. due to certain tax liabilities agreed to be paid by Centennial. The establishment of these liabilities is based on known facts and interpretation of circumstances. As a result, the recorded amount of these liabilities could change in the near future.

   d) The Corporation holds 100 per cent of the Class A voting common shares of SVPC (2001 - 100 per cent). SVPC is a seed potato production and storage company in the Lake Diefenbaker area. During the year, SVPC disposed of three of its potato storage facilities and recorded a gain of $1.0 million.

      The Corporation provides SVPC with a line of credit not to exceed $3.0 million (2001 - $3.0 million), due on demand. The credit line bore interest at Bank of Montreal prime less 0.75 per cent up to March 1, 2001 and is non-interest bearing thereafter. At December 31, 2002, SVPC has $2.5 million (2001 - $2.8 million) outstanding on its credit line.

                         CIC INDUSTRIAL INTERESTS INC.
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

5. INVESTMENTS - EQUITY BASIS (CONTINUED)

   e) The Corporation holds a 41.2 per cent (2001 - 40.0 per cent) interest in Big Sky, a hog production operation headquartered in Humboldt, Saskatchewan.

      The preferred shares have an annual cumulative dividend of 5 per cent for the first five years from the date of issue, thereafter, a 10 per cent cumulative dividend rate.

      The preferred shares may be converted to common shares by the holder, on a one-to-one basis, any time in the first five years from date of issue. Furthermore, the preferred shares are retractable or redeemable after seven years from the issue date.

      The Corporation holds an option to acquire additional convertible voting preferred shares at a rate of one share for every 10 shares held.

   f) The Corporation, through its subsidiary 101012875 Saskatchewan Ltd., entered into a partnership agreement with Royal Bank Financial Group and SGF Soquia Inc. to create Foragen Technologies Limited Partnership (Foragen Partnership), a venture capital fund which will offer seed capital to technology corporations. The Corporation owns 33.3 per cent of Foragen Partnership and has committed to providing an additional $8.5 million in equity to Foragen Partnership over the next three years. At December 31, 2002, the Corporation has invested $5.5 million (2001 -
      $1.9 million).

   g) The Corporation owns 85.4 per cent of the Class A common shares (2001 -
      85.4 per cent) of Genex, a swine genetics company located in Regina, Saskatchewan. In addition, the Corporation holds 86.2 per cent (2001 -
      86.2 per cent) of the Class B non-voting, non-participating preferred shares of Genex which bear a cumulative dividend of 8 per cent per annum payable quarterly. These preferred shares are convertible to common shares on a one-for-one basis.

   h) The Corporation holds 1,937,500 (2001 - 1,937,500) Class B voting 7 per cent cumulative preferred shares of FarmGro Organic Foods Inc. (FarmGro) located near Regina, Saskatchewan. The preferred shares owned by the Corporation represent a 27.2 per cent (2001 - 27.2 per cent) interest in FarmGro. On December 17, 2002, FarmGro entered receivership.

      The Corporation has net exposure to FarmGro of $2.1 million after an allowance of $1.0 million on amounts due from FarmGro. This amount represents the estimated net realizable value to the Corporation. This amount is expected to be repaid through the orderly sale of FarmGro's assets.

   i) The Corporation, through its wholly-owned subsidiary CIC OSB entered into a limited partnership, Meadow Lake OSB Limited Partnership (ML OSB) with Tolko Industries Ltd., Meadow Lake OSB Mill Corporation and Northwest Communities Wood Products Ltd. for the purpose of constructing and operating an oriented strand board facility in Saskatchewan. The Corporation has committed to invest up to $27.5 million in ML OSB representing a 25 per cent ownership interest. To December 31, 2002, the Corporation has provided $23.8 million.

                         CIC INDUSTRIAL INTERESTS INC.
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

5. INVESTMENTS - EQUITY BASIS (CONTINUED)

   j) The Corporation, through its wholly-owned subsidiary 101026817 Saskatchewan Ltd., entered into a partnership agreement with Keystone Technologies Inc., Biovail Technologies West Ltd., Province of Manitoba, ENSIS Growth Fund Inc., The Workers Compensation Board of Manitoba and Manitoba Public Insurance Corporation to create Western Life Sciences Venture Fund Limited Partnership (WLS). WLS will offer seed capital for human biotechnology, primary pharmaceuticals, biological and neutraceutical products. The Corporation owns 2,700,000 partnership units (2001 - 700,000) of WLS. At December 31, 2002, the Corporation has invested $2.7 million (2001 - $0.7 million) in WLS and is committed to fund a further $7.3 million.

   k) The Corporation, through its wholly-owned subsidiary, CIC Ventures Inc. entered into a partnership agreement with PFM Fund Operations Inc., 1919 Rose St. Properties Ltd. and a Credit Union syndicate to create Prairie Ventures Fund Limited (PVF), a venture capital fund which will provide capital to grow small- and medium-sized companies in Saskatchewan. The Corporation has invested $5.0 million for a 54.0 per cent ownership of PVF and is committed to provide a further $20.0 million in funding.

   l) Earnings (losses) from equity investments are as follows:

   ___________________________________________________________________________
   (thousands of dollars)                        2002                    2001
   ___________________________________________________________________________
   CIC Pulp Ltd.                             $ (2,325)              $ (15,009)
   Saskferco Products Inc.                      6,751                   3,225
   CIC Foods Inc.                              (1,365)                   (337)
   Saskatchewan Valley Potato Corporation       1,088                 (16,579)
   Big Sky Farms Inc.                            (224)                    948
   101012875 Saskatchewan Ltd.                   (462)                   (466)
   Genex Swine Group Inc.                        (452)                  1,803
   FarmGro Organic Foods Inc.                    (474)                   (559)
   SGI CANADA Insurance Services Ltd.          (1,362)                    (38)
   CIC OSB Products Inc.                            -                       -
   101026817 Saskatchewan Ltd.                   (236)                      -
   CIC Ventures Inc.                                -                       -
   ___________________________________________________________________________
                                                $ 939               $ (27,012)
   ___________________________________________________________________________


6. INVESTMENTS - COST BASIS

   ___________________________________________________________________________
   (thousands of dollars)                            2002                2001
   ___________________________________________________________________________
   Premium Brands Inc.                           $ 15,000            $ 15,000
   Primaxis Technology Ventures Incorporated        5,000               5,000
   Performance Plants Inc.                          1,500                   -
   Minds Eye Entertainment Ltd.                       500               4,500
   Other                                            6,847               2,710
   ___________________________________________________________________________
                                                 $ 28,847            $ 27,210
   ___________________________________________________________________________

                         CIC INDUSTRIAL INTERESTS INC.
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

7. INVESTMENTS - PROPERTIES

   The Corporation owns $5.5 million (2001 - $5.0 million) in land, building and other properties held for resale. The amounts are shown net of amortization.

8. FAIR VALUE OF INVESTMENTS

   The Corporation has not attempted to determine the fair value of its investments in its equity holdings, non-publicly traded common shares, investment in HARO and its property holdings due to the costs associated with this type of valuation.

9. CAPITAL ASSETS

   ___________________________________________________________________________
   (thousands of dollars)                        2002                     2001
                                          Accumulated         Net          Net
                              Cost       Amortization  Book Value   Book Value
   ___________________________________________________________________________
   Computer software          $ 64                $ -        $ 64          $ -
   ___________________________________________________________________________

   The Corporation is incurring costs to develop software. Amortization will commence upon completion of development.

10.DUE TO CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN

   Amounts due to Crown Investments Corporation of Saskatchewan are non-interest bearing and payable on demand.

11.SHARE CAPITAL

   ___________________________________________________________________________
   (thousands of dollars)                        2002                    2001
   ___________________________________________________________________________
   Authorized
   Unlimited shares with no par value

   Issued and outstanding
   34,000,000 shares (2001 - 34,000,000)    $ 340,000               $ 340,000
   ___________________________________________________________________________

                         CIC INDUSTRIAL INTERESTS INC.
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

12.COMMITMENTS AND CONTINGENCIES

   a) The Corporation is committed to undertake necessary environmental clean-up activities on certain properties. Due to evolving environmental laws, enforcement and clean-up practices, it is not possible at this time to determine the full amount of this liability. The Corporation has accrued $2.6 million (2001 - $2.6 million) to carry out the clean-up activities.

   b) The Corporation has committed to invest up to $27.5 million in ML OSB representing a 25 per cent ownership interest. To December 31, 2002, the Corporation has provided $23.8 million of this commitment.

   c) The Corporation has committed to invest up to $14.0 million to fund its investment in Foragen Partnership. To December 31, 2002, the Corporation has provided $5.5 million of this commitment.

   d) The Corporation has committed to invest up to $10.0 million in partnership units of WLS. To December 31, 2002, the Corporation has provided $2.7 million of this commitment.

   e) The Corporation has committed to invest an additional $20.0 million in partnership units of PVF contingent upon PVF reaching agreed upon milestones.

13.RELATED PARTY TRANSACTIONS

   Included in these non-consolidated financial statements are transactions with various Saskatchewan Crown corporations, departments, agencies, boards and commissions related to the Corporation by virtue of common control by the Government of Saskatchewan and non-Crown corporations and enterprises subject to joint control or significant influence by the Government of Saskatchewan (collectively referred to as "related parties").

   On October 9, 2002, the Corporation, through CIC, absorbed SOCO's investment portfolio for its book value of $19.8 million. The transaction increased the Corporation's amounts due to CIC by $19.8 million. The SOCO assets are reflected by the Corporation in the following accounts (thousands of dollars):

       Debentures and loans receivable                     $ 10,704
       Investments - equity basis                             2,780
       Investments - cost basis                               6,344


   Routine operating transactions with related parties are settled at prevailing market prices under normal trade terms. These transactions and amounts outstanding at year end are as follows:

   ___________________________________________________________________________
   (thousands of dollars)                           2002                 2001
   ___________________________________________________________________________
   Category (as per financial statements)
     Interest and accounts receivable            $ 1,822              $ 1,056
     Accounts payable                                  -                    7
     Interest and other revenue                        -                  883
     Rental and other expenses                        35                   66


                         CIC INDUSTRIAL INTERESTS INC.
                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2002

13. RELATED PARTY TRANSACTIONS (CONTINUED)

    In addition, the Corporation pays Saskatchewan Education and Health Tax to the Saskatchewan Department of Finance on all its taxable purchases. The Corporation records taxes paid as part of the cost of those purchases.

    CIC provides management services to the Corporation without charge.

    These non-consolidated financial statements and notes thereto separately describe other transactions and amounts due to and from related parties and the terms of settlement.

14. JOINT VENTURES

    The Corporation has joint control over the operating, investing and financing policies of MLPLP through CIC Pulp Ltd., Centennial Foods Partnership through CIC Foods Inc. and Foragen Technologies Limited Partnership through 101012875 Saskatchewan Ltd. The Corporation's pro rata share of its interest in these joint ventures is as follows:

    __________________________________________________________________________
    (thousands of dollars)                          2002                 2001
    __________________________________________________________________________
    Current assets                              $ 48,860             $ 47,778
    Long-term assets                             151,549              150,763
    Current liabilities                           27,398               34,231
    Long-term liabilities                         44,199               42,129
    Equity                                       128,812              122,181
    Revenue                                      135,779              121,347
    Expenses                                     138,278              135,516
    Net loss                                      (2,499)             (14,169)
    Cash flows from operating activities          38,854               22,311
    Cash flows from investing activities          (5,457)              (4,325)
    Cash flows from financing activities           6,644               (1,777)



15. COMPARATIVE FIGURES

    Certain of the 2001 comparative figures have been reclassified to conform with current year's presentation.

CORPORATE DIRECTORY
Crown Investments Corporation of Saskatchewan
400 - 2400 College Avenue
Regina, Saskatchewan
S4P 1C8
Inquiry: (306) 787-6851
President: Frank Hart
Web site: www.cicorp.sk.ca

SUBSIDIARIES:

CIC Industrial Interests Inc.
400 - 2400 College Avenue
Regina, Saskatchewan S4P 1C8
Inquiry: (306) 787-6851
President: Frank Hart

Information Services Corporation of Saskatchewan
300 - 10 Research Drive
Regina, Saskatchewan S4P 3V7
Inquiry: (306) 787-1437
President: Mark McLeod
Web site: www.isc-online.ca

Saskatchewan Government Growth Fund Management Corporation
400 - 2400 College Avenue
Regina, Saskatchewan S4P 1C8
Inquiry: (306) 787-6851
President: Kathryn Buitenhuis

Saskatchewan Government Insurance
2260 - 11th Avenue
Regina, Saskatchewan S4P 0J9
Inquiry: (306) 751-1200
President: Larry Fogg
Web site: www.sgi.sk.ca

Saskatchewan Opportunities Corporation
#140 - 10 Research Drive
Regina, Saskatchewan S4S 7J7
Inquiry: (306) 798-7275
President: Doug Tastad
Web site: www.soco.sk.ca

Saskatchewan Power Corporation
2025 Victoria Avenue
Regina, Saskatchewan S4P 0S1
Inquiry: (306) 566-2121
President: John Wright
Web site: www.saskpower.com

Saskatchewan Telecommunications
2121 Saskatchewan Drive
Regina, Saskatchewan S4P 3Y2
Inquiry: (306) 777-3737
President: Donald R. Ching
Web site: www.sasktel.com

Saskatchewan Transportation Company
2041 Hamilton Street
Regina, Saskatchewan S4P 2E2
Inquiry: (306) 787-3347
President: Jim Hadfield
Web site: www.stcbus.com

Saskatchewan Water Corporation
111 Fairford Street East
Moose Jaw, Saskatchewan S6H 7X9
Inquiry: (306) 694-3900
President: Stuart Kramer
Web site: www.saskwater.com

SaskEnergy Incorporated
1777 Victoria Avenue
Regina, Saskatchewan S4P 4K5
Inquiry: (306) 777-9225
President: Ronald S. Clark
Web site: www.saskenergy.com
Maynard Sonntag
Minister


Printed in Saskatchewan, April 2003
1062-M